    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 18, 1997

                                                    REGISTRATION NO. 333-_______

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                              --------------------

                      MERRILL LYNCH LIFE INSURANCE COMPANY
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                    ARKANSAS
         (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)

                                      6312
            (PRIMARY STANDARD INDUSTRIAL CLASSIFICATION CODE NUMBER)

                                   91-1325756
                      (I.R.S. EMPLOYER IDENTIFICATION NO.)

                             800 SCUDDERS MILL ROAD
                          PLAINSBORO, NEW JERSEY 08536
                                 (609) 282-1429
                        (ADDRESS INCLUDING ZIP CODE, AND
                     TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                              --------------------

                            BARRY G. SKOLNICK, ESQ.
                   SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                      MERRILL LYNCH LIFE INSURANCE COMPANY
                             800 SCUDDERS MILL ROAD
                          PLAINSBORO, NEW JERSEY 08536
                                 (609) 282-1429
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                              --------------------

                                    COPY TO:

                             STEPHEN E. ROTH, ESQ.
                            KIMBERLY J. SMITH, ESQ.
                        SUTHERLAND, ASBILL & BRENNAN LLP
                         1275 PENNSYLVANIA AVENUE, N.W.
                             WASHINGTON, D.C. 20004

Approximate date of commencement of proposed sale to the public: As soon after the effective date of this Registration Statement as is practicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering.  [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.  [   ]

If delivery of the prospectus is expected to be made pursuant to Rule 434,
please check the following box.  [   ]


                        CALCULATION OF REGISTRATION FEE

============================================================================================================================
                                                                                       Proposed
        Title of each class           Amount                  Proposed                  maximum
        of securities to be            to be              maximum offering        aggregate offering           Amount of
             registered             registered             price per unit               price*             registration fee
----------------------------------------------------------------------------------------------------------------------------
           Single Premium             $14,500                   **                    $14,500                   $500
        Modified Guaranteed
         Annuity Contracts
============================================================================================================================


 * Estimated solely for the purpose of determining the registration fee.

** The securities are not issued in predetermined amounts or units.

The Registrant hereby amends this Registration Statement under the Securities Act of 1933 on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS
AUGUST___, 1997

                                  RATEMAX (SM)
              SINGLE PREMIUM MODIFIED GUARANTEED ANNUITY CONTRACT
                                   ISSUED BY

                      MERRILL LYNCH LIFE INSURANCE COMPANY
                    Home Office: Little Rock, Arkansas 72201
        Service Center: P.O. Box 44222, Jacksonville, Florida 32231-4222
             4804 Deer Lake Drive East, Jacksonville, Florida 32246
                             Phone: (800) 535-5549

                                OFFERED THROUGH
               MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

The contract described in this Prospectus (the "Contract") is issued by Merrill Lynch Life Insurance Company ("Merrill Lynch Life") and is designed to provide annuity payments in connection with retirement plans that may or may not qualify for special federal income tax treatment under the Internal Revenue Code. The Contract permits owners to make a single premium payment to be accumulated at a guaranteed rate or rates of interest depending upon the guarantee period or periods selected by the owner. Guarantee periods of three and five years are currently available. At the end of any guarantee period, the subaccount value may be reinvested for one or more new guarantee periods at the interest rates then offered by Merrill Lynch Life. A WITHDRAWAL MADE PRIOR TO THE END OF A GUARANTEE PERIOD WILL BE SUBJECT TO A MARKET VALUE ADJUSTMENT, WHICH COULD HAVE THE EFFECT OF EITHER INCREASING OR DECREASING THE OWNER'S ACCOUNT VALUE, AND A WITHDRAWAL CHARGE. AS A GENERAL RULE, IF INTEREST RATES GO UP, THE MARKET VALUE ADJUSTMENT WILL OPERATE TO DECREASE SUBACCOUNT VALUE; IF INTEREST RATES GO DOWN, THE MARKET VALUE ADJUSTMENT WILL OPERATE TO INCREASE SUBACCOUNT VALUE.

THE PURCHASE OF THIS CONTRACT INVOLVES CERTAIN RISKS. BECAUSE IT IS A MODIFIED GUARANTEED ANNUITY, THE CONTRACT IS SUBJECT TO A MARKET VALUE ADJUSTMENT IF, PRIOR TO THE END OF A SELECTED GUARANTEE PERIOD, FUNDS ARE WITHDRAWN OR THE CONTRACT IS SURRENDERED, THE CONTRACT IS ANNUITIZED, OR A DEATH BENEFIT BECOMES PAYABLE. EXCEPT IN CONNECTION WITH PAYMENT OF A DEATH BENEFIT, A MARKET VALUE ADJUSTMENT COULD HAVE THE EFFECT OF DECREASING THE ACCOUNT VALUE. THEREFORE, UNDER ANY OF THE CONDITIONS DESCRIBED ABOVE, OWNERS COULD LOSE A SUBSTANTIAL PORTION OF THE MONEY THEY HAVE INVESTED. PROSPECTIVE INVESTORS SHOULD CONSIDER THEIR INCOME NEEDS BEFORE PURCHASING A CONTRACT.

ALL WITHDRAWALS FROM AND SURRENDERS OF A CONTRACT ARE SUBJECT TO INCOME TAX, AND IF TAKEN BEFORE AGE 59 1/2, MAY ALSO BE SUBJECT TO A 10% FEDERAL PENALTY TAX.

OWNERS SHOULD NOTE THAT THIS IS AN INTEGRATED ANNUITY CONTRACT FOR INTERNAL REVENUE CODE PURPOSES. THEREFORE, IN DETERMINING THE EXTENT TO WHICH A WITHDRAWAL IS SUBJECT TO TAX, THE ENTIRE ACCOUNT VALUE, NOT JUST THE VALUE OF THE SUBACCOUNT FROM WHICH THE WITHDRAWAL IS MADE, WILL BE TAKEN INTO CONSIDERATION.

                              --------------------

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION
         PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

Merrill Lynch Life's Annual Report on Form 10-K for the year ended December 31, 1996, and its Quarterly Reports on Form 10-Q for the periods ended March 31, 1997 and June 30, 1997, are incorporated herein by reference.

All documents or reports filed by Merrill Lynch Life pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") after the date hereof and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified and superseded, to constitute a part of this prospectus. Merrill Lynch Life files its Exchange Act documents and reports, including its annual and quarterly reports on Form 10-K and Form 10-Q, electronically pursuant to EDGAR under CIK No. 0000845091. The SEC maintains a web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov.

Merrill Lynch Life will provide without charge to each person to whom this prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits not specifically incorporated by reference into the text of such documents). Requests for such documents should be directed to Merrill Lynch Life's Service Center.


         SECURITIES AND EXCHANGE COMMISSION POSITION ON INDEMNIFICATION

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                               TABLE OF CONTENTS

                                                                       PAGE
           DEFINITIONS . . . . . . . . . . . . . . . . . . . . .         4
           CAPSULE SUMMARY OF THE CONTRACT . . . . . . . . . . .         6
           MERRILL LYNCH LIFE INSURANCE COMPANY  . . . . . . . .         9
           DESCRIPTION OF THE CONTRACT . . . . . . . . . . . . .         9
                A.  GENERAL  . . . . . . . . . . . . . . . . . .         9
                B.  PREMIUMS . . . . . . . . . . . . . . . . . .         9
                C.  SELECTING THE GUARANTEE PERIOD . . . . . . .         9
                D.  SUBACCOUNT AND ACCOUNT VALUES  . . . . . . .        10
                E.  SUBACCOUNT TRANSFERS . . . . . . . . . . . .        10
                F.  DETERMINING GUARANTEED INTEREST RATES  . . .        11
                G.  WITHDRAWALS  . . . . . . . . . . . . . . . .        11
                H.  MARKET VALUE ADJUSTMENT  . . . . . . . . . .        12
                I.  WITHDRAWAL CHARGE  . . . . . . . . . . . . .        14
                J.  PAYMENT ON DEATH . . . . . . . . . . . . . .        14
                K.  ANNUITY PROVISIONS . . . . . . . . . . . . .        16
                L.  OTHER PROVISIONS . . . . . . . . . . . . . .        18
           DISTRIBUTION OF THE CONTRACTS . . . . . . . . . . . .        20
           FEDERAL TAX CONSIDERATIONS  . . . . . . . . . . . . .        20
           PREMIUM TAXES . . . . . . . . . . . . . . . . . . . .        27
           EMPLOYEE RETIREMENT INCOME SECURITY ACT
               OF 1974 PROVISIONS  . . . . . . . . . . . . . . .        27
           LEGAL PROCEEDINGS . . . . . . . . . . . . . . . . . .        27
           LEGAL MATTERS . . . . . . . . . . . . . . . . . . . .        27
           EXPERTS . . . . . . . . . . . . . . . . . . . . . . .        27
           REGISTRATION STATEMENT  . . . . . . . . . . . . . . .        28
           APPENDIX A  . . . . . . . . . . . . . . . . . . . . .       A-1
           APPENDIX B  . . . . . . . . . . . . . . . . . . . . .       B-1

----------------

No person has been authorized to give any information or to make any representation other than that contained in this Prospectus in connection with the offer contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized. This Prospectus does not constitute an offer of, or solicitation of an offer to acquire, any Contracts thereunder offered by this Prospectus in any jurisdiction to anyone to whom it is unlawful to make such an offer or solicitation in such jurisdiction.

                                  DEFINITIONS


account value:            The sum of all subaccount values.

annuitant:                The person whose age determines when the Contract
                          must be annuitized, and for certain life annuity options, when payments stop.

annuity date:             The date on which annuity payments under the Contract
                          will commence.

beneficiary:              The person to whom payment is to be made upon the
                          death of the owner.

business day:             A day that Merrill Lynch Life is open for business.

Contract:                 The Contract described in and offered by this
                          Prospectus.

contract anniversary:     Each anniversary of the issue date.

contract year:            The year starting on the issue date or a contract
                          anniversary and ending on the day immediately prior to the next contract anniversary.

guarantee period:         The period of years for which a rate of interest is
                          guaranteed to be credited to a subaccount.

issue date:               The date on which a Contract is issued.

market value adjustment:  A positive or negative adjustment made to subaccount value. It is applied on withdrawal of all or part of the subaccount value prior to the end of the guarantee period. If the annuity date is prior to the end of a guarantee period, the market value adjustment is also applied upon annuitization. In addition, a market value adjustment is applied in the event of payment on the death of the owner prior to the annuity date, unless the combined market value adjustments of all affected subaccounts would reduce the account value. (See "Market Value Adjustment.")

MVA interest rates:       The interest rates used in the calculation of any
                          market value adjustment.  (See "Market Value
                          Adjustment.")

net account value:        The sum of all net subaccount values.

net subaccount value:     The subaccount value after adjustment for any market
                          value adjustment and withdrawal charge applied in connection with a withdrawal, annuitization, or the payment of death benefits on the death of the owner prior to the annuity date.

nonqualified contract:    A Contract issued in connection with a nonqualified
                          plan.

nonqualified plan:        A retirement plan other than a qualified plan.

owner: The individual to whom a Contract has been issued and who is entitled to exercise all rights under the Contract.

qualified contract:       A Contract issued in connection with a qualified
                          plan.

qualified plan:           A retirement plan that receives favorable tax
                          treatment under Section 401, 403, 404, 408, 457, or any similar provision of the Internal Revenue Code.

renewal date:             The contract anniversary immediately following the
                          last day of the guarantee period of a subaccount.

subaccount:               An account maintained for an owner corresponding to a
                          specified interest rate and guarantee period selected by the owner.

subaccount value:         An amount equal to that part of a single premium or
                          account value allocated or transferred to a subaccount, plus credited interest, as adjusted for any prior withdrawals, market value adjustments, and withdrawal charges.

withdrawal charge:        A charge deducted from the subaccount value upon a
                          withdrawal made prior to the end of a guarantee period.

                        CAPSULE SUMMARY OF THE CONTRACT

THE CONTRACT

This Prospectus describes a single premium modified guaranteed annuity contract (the "Contract") issued by Merrill Lynch Life. Values and benefits provided under the Contract, including annuity payments, are funded by the general account assets of Merrill Lynch Life.

The Contract may be issued pursuant to nonqualified retirement plans or plans qualifying for special tax treatment as Individual Retirement Annuities or Individual Retirement Accounts ("IRAs") or Simplified Employee Pensions ("SEPs").

APPLICATION AND PREMIUMS

To apply for a contract, an applicant must provide certain information to a Merrill Lynch Life Financial Consultant for submission to Merrill Lynch Life. In certain circumstances, an applicant may be required to complete and return a written Contract application. Merrill Lynch Life reserves the right to reject any application. The minimum single premium is $25,000.

THE SUBACCOUNTS

One or more subaccounts are maintained for each owner. The minimum which may be allocated to a subaccount is $5,000. A subaccount is established for each specified guaranteed interest rate and guarantee period selected by the owner. A guarantee period is the period of years for which a rate of interest is guaranteed. Currently, the owner may select guarantee periods of three and five years (a one year guarantee period is also available at renewal only). Merrill Lynch Life, at its discretion, may offer additional guarantee periods not to exceed ten years.

On the renewal date, the subaccount value for a maturing subaccount will be transferred to one or more subaccounts designated by the owner. If Merrill Lynch Life does not receive timely notice from the owner designating the subaccounts to which the subaccount value is to be transferred, the subaccount value will be transferred automatically to a subaccount with a one year guarantee period. Under current administrative policy, Merrill Lynch Life provides owners with a five business day period after the renewal date to designate the subaccount or subaccounts to which subaccount value is to be transferred. Subaccount values may not be transferred to another subaccount in full or in part prior to the end of the guarantee period.

CHARGES

Merrill Lynch Life makes no deductions from each single premium. Except for the market value adjustment described below, the only charge made is a withdrawal charge in the event all or part of a net subaccount value is withdrawn. However, no withdrawal charge is made for a withdrawal at the end of a guarantee period if Merrill Lynch Life receives written notice of the withdrawal prior to (or, under current administrative policy, within five business days after) the renewal date. The withdrawal charge is equal to the withdrawal rate of six percent multiplied by the amount of the withdrawal being taken from a subaccount (if part of net subaccount value is withdrawn), or the net subaccount value multiplied by the withdrawal charge rate (if the contract is being surrendered). No withdrawal charge is imposed in the event of payment upon the death of the owner or, currently, upon annuitization. Premium taxes, if any, will be deducted from the net account value at the annuity date. In those jurisdictions that do not allow an insurance company to reduce its current taxable premium income by the amount of any withdrawal, surrender, or death benefit paid, Merrill Lynch Life will also deduct a charge for these taxes on any withdrawal, surrender, or death benefit effected under a Contract.

MARKET VALUE ADJUSTMENT

A market value adjustment is applied to any withdrawal from a subaccount prior to the end of its guarantee period. It will also be applied upon annuitization if the annuity date is prior to the end of the guarantee period for that subaccount. In addition, a market value adjustment will be applied in the event of payment upon the death of the owner prior to the annuity date, unless the combined effect of the market value adjustments of all affected subaccounts would reduce the account value. The amount of the market value adjustment is determined in accordance with the formula set forth on page 13 and may be positive or negative.

ANNUITY PAYMENTS

Annuity payments will start on the annuity date. For nonqualified contracts, at issue, the annuity date is the date of the annuitant's 85th birthday and the annuity payment option is a life annuity with a 10 year guarantee. For qualified contracts, at issue, the annuity date is the date the annuitant attains age 70 1/2 and the annuity payment option is a life annuity with a 10 year guarantee. AN OWNER MAY CHANGE THE ANNUITY PAYMENT OPTION OR THE ANNUITY DATE AT ANY TIME PRIOR TO THE ANNUITY DATE.

On the annuity date, the net account value, less any applicable premium taxes, is multiplied by Merrill Lynch Life's then current annuity purchase rates to determine the amount of annuity payments. Currently, withdrawal charges do not apply upon annuitization. However, Merrill Lynch Life reserves the right to apply the withdrawal charge to any subaccount on annuitization if the annuity date is prior to the end of the guarantee period for that subaccount. The net account value is the sum of all net subaccount values. In determining net subaccount value, a market value adjustment will be applied if the annuity date is prior to the end of the guarantee period for that subaccount. If the net account value on the annuity date is less than $5,000, Merrill Lynch Life may pay the net account value in a lump sum in lieu of annuity payments. For tax consequences of a lump sum payment, see "Federal Tax Considerations -- Partial
Withdrawals and Surrenders."   If any annuity payment would be less than $50,
Merrill Lynch Life may change the frequency of payments to intervals that will result in payments of at least $50.

PAYMENT ON DEATH

If an owner dies prior to the annuity date, Merrill Lynch Life will pay to the beneficiary the account value plus any positive market value adjustment as of the date of payment. If the annuitant dies prior to the annuity date and the owner is not the annuitant, the owner may designate a new annuitant.

If the annuitant dies after the annuity date and the annuitant is not also the owner, the owner may choose either to have any unpaid guaranteed amounts remaining continue to be paid for the amount or period guaranteed or to receive the present value of the remaining guaranteed payments in a lump sum. If an owner dies after the annuity date and while guaranteed amounts remain unpaid, the present value may be paid in a lump sum to the beneficiary, if the beneficiary so elects.

WITHDRAWALS

The owner may withdraw all or part of the net account value upon notice to Merrill Lynch Life received prior to the earlier of the annuity date or the death of the owner. For partial withdrawals, the withdrawal must be at least $500, the remaining subaccount value of each subaccount, after adjustment for any market value adjustment and withdrawal charge, must be at least $5,000, and the remaining account value must be at least $15,000. Withdrawals from qualified plans may be restricted. (See "Qualified Plans.") Withdrawals are subject to income tax, and prior to age 59 1/2 may also be subject to a 10% federal penalty tax. (See "Federal Tax Considerations -- Penalty Tax on Certain Withdrawals.")

REPORTS TO OWNERS

At least once each year prior to the annuity date, owners will be sent a report outlining their account value, subaccount values, and current guaranteed interest rates for the subaccounts. The report will not include Merrill Lynch Life financial statements.

FREE LOOK RIGHT

When the owner receives the Contract, it should be reviewed carefully to make sure it is what the owner intended to purchase. Generally, within ten days after the owner receives the Contract, he or she may return it for a refund. Some states allow a longer period of time to return the Contract. For a refund to be made, the Contract must be delivered to Merrill Lynch Life's Service Center or to the Financial Consultant who sold it. Merrill Lynch Life will then refund to the owner all premiums paid into the Contract. The Contract will then be deemed void from the beginning.

                      MERRILL LYNCH LIFE INSURANCE COMPANY

Merrill Lynch Life Insurance Company ("Merrill Lynch Life") is a stock life insurance company organized under the laws of the State of Washington in 1986 and redomesticated under the laws of the State of Arkansas in 1991. Merrill Lynch Life is an indirect wholly owned subsidiary of Merrill Lynch & Co., Inc. ("Merrill Lynch"), a corporation whose common stock is traded on the New York Stock Exchange.

Merrill Lynch Life's home office is in Little Rock, Arkansas. The Service Center's address and phone number are P.O. Box 44222, Jacksonville, Florida 32231-4222, (800) 535-5549.

All communications concerning the Contract should be addressed to Merrill Lynch Life's Service Center.

                          DESCRIPTION OF THE CONTRACT

A.  GENERAL

The Contract is a single premium modified guaranteed annuity contract. The Contract may be issued in connection with either qualified or nonqualified plans. Qualified plans include IRAs and SEPs.

A prospective purchaser may become an owner by providing certain information and forwarding payment of a single premium to Merrill Lynch Life's Service Center. (Purchasers will be asked to confirm in writing the information provided.) Applicants may be required to complete and return a written Contract application in certain circumstances, such as when the Contract is being issued to replace, or in exchange for, another annuity contract. An application is subject to Merrill Lynch Life's acceptance. The rights and benefits of an owner are summarized in the Contract.

B.  PREMIUMS

A Contract will be issued in exchange for a single premium of at least $25,000. If the amount of any single premium is more than $500,000, Merrill Lynch Life reserves the right to limit the amount of the premium. The premium will be allocated to one or more subaccounts as selected by the owner. The minimum allocation to a subaccount is $5,000. Merrill Lynch Life will confirm its receipt of the payment and the subaccounts established for the payment. The Contract does not permit the payment of additional premiums.

C.  SELECTING THE GUARANTEE PERIOD

The owner may select one or more guarantee periods for the single premium or portion thereof. Merrill Lynch Life has discretion to determine the number of guarantee periods it will offer.

Currently, it offers guarantee periods of three and five years (a one year guarantee period is also available at renewal only). Merrill Lynch Life will establish a subaccount corresponding to each guarantee period selected and applicable specified interest rate. Once a guarantee period has been selected, it cannot be changed. Amounts cannot be transferred from one subaccount to another prior to the end of the guarantee period. The owner may, however, withdraw amounts from a subaccount, subject to certain restrictions, a market value adjustment, and a withdrawal charge. (See "Withdrawals," "Market Value Adjustment," and "Withdrawal Charge.") Withdrawals may have federal income tax consequences, including a 10% penalty on amounts withdrawn. (See "Federal Tax Considerations -- In General.")

D.  SUBACCOUNT AND ACCOUNT VALUES

An owner's account value is the sum of all of his or her subaccount values. Each subaccount value is equal to the amount the owner allocated or transferred to the subaccount (either as part of the single premium or as part of the reinvestment of subaccount value at the end of a guarantee period), plus the interest credited at the guaranteed rate, as adjusted for any prior withdrawals, market value adjustments, and withdrawal charges. Merrill Lynch Life offers a guaranteed interest rate for each subaccount. The owner is credited with the guaranteed interest rate in effect on the date Merrill Lynch Life receives his or her premium or on the renewal date, as applicable. The daily simple interest rate will be computed by dividing the applicable guaranteed interest rate for a subaccount by 365. This rate will be applied to the last contract anniversary subaccount value with adjustments for subsequent withdrawals and credited to the subaccount daily (except on a February 29th) to yield the quoted guaranteed interest rate. Through this formula, interest will be compounded only annually on each contract anniversary.

E.  SUBACCOUNT TRANSFERS

On each subaccount's renewal date, the owner may transfer amounts in that subaccount to one or more subaccounts with guarantee periods of any length then offered by Merrill Lynch Life. The amount transferred will be credited with the interest rate in effect on the renewal date for the subaccount to which the amount is transferred. The guaranteed interest rate for transferred subaccount value may not be the same as the guaranteed interest rate available for initial allocation of a single premium for a guarantee period of the same duration.

Merrill Lynch Life will notify the owner of his or her right to transfer amounts to new subaccounts at least 30 days, but not more than 60 days, prior to the renewal date of a subaccount. Prior to the renewal date, the owner may advise Merrill Lynch Life of the new subaccount or subaccounts to which the subaccount value is to be transferred at the end of the guarantee period. TRANSFERS CANNOT BE MADE TO A GUARANTEE PERIOD WITH A DURATION THAT WILL EXTEND BEYOND THE ANNUITY DATE. The minimum amount that can be transferred to any one subaccount is the lesser of (i) $5,000 or (ii) the total subaccount value at the time of transfer. No withdrawal charge or market value adjustment is applied in connection with such transfers. SUBACCOUNT VALUES MAY NOT BE TRANSFERRED TO ANOTHER SUBACCOUNT IN FULL OR IN PART PRIOR TO

THE END OF THE GUARANTEE PERIOD. Under current administrative procedures, if instructions are not received prior to the renewal date, then on the renewal date, Merrill Lynch Life will transfer the subaccount value to a new subaccount with a one-year guarantee period. However, if instructions are received by the fifth business day after the renewal date, then as of the renewal date, Merrill Lynch Life will transfer the subaccount value to the subaccount or subaccounts selected by the owner. If instructions have not been received by the fifth business day after the renewal date, the subaccount value will remain in the subaccount with a one-year guarantee period. Subject to contractual and federal tax restrictions, the owner may change his or her annuity date so that the guarantee period of the new subaccount will end on or prior to the annuity date. (See "Annuity Provisions -- Change of Annuity Date or Annuity Option.")

F.  DETERMINING GUARANTEED INTEREST RATES

Merrill Lynch Life has no specific formula for establishing the guaranteed interest rates for the different guarantee periods. The determination made will be influenced by, but not necessarily correspond to, interest rates available on fixed income investments which Merrill Lynch Life may acquire with the amounts it receives as premiums under the Contracts. These amounts will be invested primarily in investment-grade fixed income securities including: securities issued by the United States Government or its agencies or instrumentalities, which issues may or may not be guaranteed by the United States Government; debt securities that have an investment grade, at the time of purchase, within the four highest grades assigned by Moody's Investor Services, Inc. (Aaa, Aa, A or Baa), Standard & Poor's Corporation (AAA, AA, A or BBB), or any other nationally recognized rating service; mortgage-backed securities collateralized by real estate mortgage loans, or securities collateralized by other assets, that are insured or guaranteed by the Federal Home Loan Mortgage Association, the Federal National Mortgage Association, or the Government National Mortgage Association, or that have an investment grade at the time of purchase within the four highest grades described above; other debt instruments; commercial paper; and cash or cash equivalents. Owners will have no direct or indirect interest in these investments. Merrill Lynch Life will also consider other factors in determining the guaranteed rates, including regulatory and tax requirements, sales commissions and administrative expenses borne by Merrill Lynch Life, general economic trends, and competitive factors. MERRILL LYNCH LIFE'S MANAGEMENT WILL MAKE THE FINAL DETERMINATION OF THE GUARANTEED RATES IT DECLARES. MERRILL LYNCH LIFE CANNOT PREDICT OR GUARANTEE THE LEVEL OF FUTURE INTEREST RATES.

G.  WITHDRAWALS

Subject to certain conditions, an owner may withdraw all or part of his or her net account value prior to the earlier of the annuity date or the death of the owner, upon written notice received at Merrill Lynch Life's Service Center before the annuity date. Withdrawals are subject to income tax, and prior to age 59 1/2 may also be subject to a 10% federal penalty tax. (See "Federal Tax Considerations -- In General.") For full withdrawals, the withdrawal notice must be accompanied by the Contract.

Partial withdrawals must be at least $500, and each net subaccount value remaining after the withdrawal must be at least $5,000, unless the entire subaccount value is withdrawn. The remaining account value must be at least $15,000. Otherwise, the partial withdrawal will not be permitted. The owner must specify the subaccounts from which the partial withdrawal is to be made. If the owner does not specify, the partial withdrawal will be made from the subaccount with the shortest period of time remaining in its guarantee period until that subaccount has been depleted, from the subaccount with the next shortest period of time remaining in its guarantee period until that subaccount has been depleted, and so forth, continuing until the amount of the partial withdrawal has been reached.

The amount of the withdrawal will be paid to the owner, and any market value adjustment will be made to, and any withdrawal charge will be deducted from, the subaccounts from which the withdrawal is made. Immediately after a partial withdrawal, the value of the subaccount from which a withdrawal is taken will equal the subaccount value prior to the withdrawal, plus or minus any applicable market value adjustment, minus any applicable withdrawal charge, and minus the amount withdrawn. In the case of a request to withdraw the entire amount from a subaccount, the owner receives the net subaccount value (which reflects any adjustments to the subaccount value for the withdrawal charge and market value adjustment applied in connection with such withdrawal). On a full withdrawal, the subaccount value is reduced by the amount withdrawn as well as any applicable withdrawal charge, and the market value adjustment is applied, thereby reducing the subaccount value to zero. (See "Market Value Adjustment" and "Withdrawal Charge.") See Appendix A and Appendix B for examples showing the effect of the withdrawal charge and market value adjustment on the amount of withdrawals.

H.  MARKET VALUE ADJUSTMENT

The Contract provides for the imposition of a market value adjustment, determined by application of the formula described below, in three circumstances:

- Whenever the owner makes a withdrawal from a subaccount, other than one made at, and for which Merrill Lynch Life has received written notice prior to, the end of the guarantee period for that subaccount;

- To subaccount value upon annuitization, if the annuity date is prior to the end of the guarantee period for that subaccount; and

- In the event of payment upon the death of the owner prior to the annuity date, unless the combined market value adjustments of all affected subaccounts would reduce the account value.

         The amount of the market value adjustment is determined from the following formula:

                                                n/365
                                           1 + B
                                 A X [1 - (-----)    ]
                                           1 + C

where    "A" is  (i) the amount withdrawn from the net subaccount value, in the case of a partial withdrawal; or (ii) the net subaccount value, in the case of a full withdrawal, death benefit payment, or annuitization;

         "B" is the MVA interest rate in effect at the time the market value adjustment is being applied for a subaccount with a guarantee period for a duration of years represented by "n/365," whether or not those durations are currently offered under the Contract. "n/365" is determined by straight-line interpolation if n/365 is not a whole number (if n/365 is less than 1, we will assume "B" is equal to the MVA interest rate for a one-year guarantee period);

         "C" is the MVA interest rate in effect for the subaccount on the issue date or the last renewal date; and

         "n" is the remaining number of days in the guaranteed period of the subaccount from which the withdrawal is made or to which the adjustment is applied.

MVA Interest Rates. The MVA interest rate for each subaccount to which premium or account value is allocated will be specified in notices sent to contract owners at issue and renewal, respectively. Like guaranteed interest rates, MVA interest rates will be declared by Merrill Lynch Life's management in its sole discretion, and Merrill Lynch Life cannot predict or guarantee the level of future MVA interest rates, which may be greater or less than guaranteed interest rates declared concurrently for the same guarantee period duration. Merrill Lynch Life determines MVA interest rates based on rates on Treasury bonds with durations appropriate to effectuate Merrill Lynch Life's asset-liability matching program with respect to its obligations under the Contracts. In general, the use of MVA interest rates by Merrill Lynch Life to calculate any market value adjustment is intended to preclude certain factors not related to market interest rates per se, such as changes in mortality assumptions, or the use of increased current rates for competitive or other non-market related factors, from affecting the size or direction of any market value adjustment.

The market value adjustment will depend on the relationship, at the time the market value adjustment is being applied, between (i) the MVA interest rate established at issue or renewal for the subaccount from which a withdrawal or payment is being made, to (ii) the MVA interest rate in effect for a time period equal to the remaining duration of the guarantee period of the subaccount from which the withdrawal or payment is being made. Neither the guaranteed interest rate for the subaccount from which a withdrawal or payment is being made, nor any guaranteed interest rate in effect at the time of withdrawal or payment, is used to determine the market value adjustment.

AS A GENERAL RULE, IF INTEREST RATES GO UP, THE MARKET VALUE ADJUSTMENT WILL OPERATE TO DECREASE YOUR SUBACCOUNT VALUE; IF INTEREST RATES GO DOWN, THE MARKET VALUE ADJUSTMENT WILL OPERATE TO INCREASE YOUR SUBACCOUNT VALUE.

Because of the market value adjustment provision of the Contract, the owner bears the investment risk that the MVA interest rates in effect at the time the owner makes a withdrawal from a subaccount or starts receiving annuity payments may be higher than the MVA interest rate of the subaccount to which the market value adjustment is applied. The result is that the owner's subaccount value may be substantially reduced.

Appendix A contains additional information about the operation of the market value adjustment, including examples illustrating the application of the market value adjustment in the context of full withdrawals from a hypothetical subaccount.

I.  WITHDRAWAL CHARGE

A withdrawal charge is imposed if the owner makes a withdrawal from a subaccount other than at the end of a subaccount's guarantee period. No withdrawal charge is imposed if a withdrawal is made at the end of the guarantee period for a subaccount where written notice was received at Merrill Lynch Life's Service Center prior to (or, under current administrative procedures, within five business days after) the renewal date. Currently, withdrawal charges do not apply upon annuitization. However, Merrill Lynch Life reserves the right to apply the withdrawal charge on annuitization to any subaccount if the annuity date is prior to the end of the guarantee period for that subaccount. The withdrawal charge rate is equal to six percent for the duration of each initial and renewal guarantee period. For partial withdrawals from a subaccount, withdrawal charges are determined by multiplying the amount of the withdrawal being taken from a subaccount by the withdrawal charge rate applicable to the guarantee period for that subaccount, or six percent. For a full withdrawal of a subaccount, the amount received is the net subaccount value, which reflects adjustments for the withdrawal charge and any market value adjustment. For a partial withdrawal, the withdrawal charge will be deducted from the remaining value of the subaccounts from which the withdrawal was made. Withdrawal charges do not apply to annuity payments or to any payment made due to the death of the owner. Withdrawal charges apply when a full withdrawal occurs on an annuity date which does not correspond to the renewal date of a guarantee period. Appendix B contains examples which illustrate the calculation of withdrawal charges for a hypothetical subaccount.

J.  PAYMENT ON DEATH

Death Prior to the Annuity Date. Subject to the rights of an owner's surviving spouse in certain circumstances (described below), if an owner dies prior to the annuity date, Merrill Lynch Life will pay the death benefit to the beneficiary. The death benefit is equal to the sum of each subaccount value after market value adjustment; but if the combined effect of the market value adjustments applied to each subaccount would not be positive, no market value adjustment is made. No withdrawal charge will be applied. Payment will be made upon receipt by Merrill Lynch Life of proof of the death of an owner (e.g., a certified copy of the death certificate), and, subject to the special rules applicable to any owner's death (discussed below), will be made in a lump sum unless an annuity option is chosen. If no annuity option is chosen by the 60th day following receipt of the certified death certificate, Merrill Lynch Life reserves the right to automatically pay the death benefit in a lump sum.

In the event of an owner's death, the death benefit generally must be distributed within five years of the death of the owner. The beneficiary may, however, elect to receive the death benefit pursuant to an annuity option under which payments commence within one year of the owner's death and do not extend beyond the life or life expectancy of the beneficiary. If the beneficiary is the surviving spouse of the deceased owner, he or she may choose to receive payments under any of the annuity options of the Contract. (See "Annuity Provisions.") For IRAs, any annuity option chosen by a beneficiary must meet the requirements of the Internal Revenue Code. If the surviving spouse of a deceased owner is the beneficiary, the spouse may choose to become the owner and to continue the Contract in force on the same terms as before the owner's death, in which event no death benefit is paid upon the death of the deceased owner, and the spouse thereafter shall be the owner and the beneficiary, until a new beneficiary is named. If the Contract has more than one owner, the date of death of the owner will be deemed to occur when the first owner dies.

If the annuitant dies prior to the annuity date and the owner is not the annuitant, the owner may designate a new annuitant. If a new annuitant is not designated, the owner will be the annuitant, provided the owner is an individual. If the owner is not an individual, the death of the annuitant will be treated as the death of the owner.

If a beneficiary does not survive the owner, the estate or heirs of the beneficiary have no rights under the Contract. If no beneficiary survives the owner, payment will be made to the owner's estate.

If the owner is not an individual, the annuitant as determined in accordance with Section 72(s) of the Internal Revenue Code (i.e., the individual the events in the life of whom are of primary importance in affecting the timing or amount of distributions under the Contract) will be treated as the owner for purposes of these distribution requirements, and the death of the annuitant will be treated as the death of the owner.

Death After the Annuity Date. If the annuitant dies after the annuity date and the annuitant is not also the owner, the owner may choose either to have any guaranteed amounts remaining unpaid continue to be paid for the amount or period guaranteed or to receive the present value of the remaining guaranteed payments in a lump sum. If an owner dies after the annuity date and while guaranteed amounts remain unpaid, the present value may be paid in a lump sum to the beneficiary, if the beneficiary so elects. Present values will be computed at the interest rate that was used to compute the amount of the initial annuity payment.

K.  ANNUITY PROVISIONS

General. Annuity payments will be paid to the annuitant and will commence on the annuity date. The owner may or may not be the annuitant. The owner designates the annuitant when purchasing the Contract, and may later change the annuitant upon written notice to Merrill Lynch Life, unless the owner is not an individual.

The amount of annuity payments, other than payments made pursuant to the qualified plan option, will be determined by applying the net account value at the annuity date, less any premium taxes, to the annuity option chosen using Merrill Lynch Life's then current annuity rates. Currently, withdrawal charges do not apply upon annuitization. However, Merrill Lynch Life reserves the right to apply the withdrawal charge on annuitization to any subaccount if the annuity date is prior to the end of the guarantee period for that subaccount. Current annuity rates are guaranteed to be no less favorable than the minimum guaranteed annuity rates shown in the annuity tables contained in the Contract and will not be based on an interest rate of less than three percent. Premium taxes imposed by states and local jurisdictions currently range from 0% to 5% depending on the tax treatment of the Contract. In determining the net account value, a market value adjustment will be applied to any subaccount if the annuity date is prior to the end of the guarantee period for that subaccount.

Annuity Date and Annuity Options. For nonqualified contracts, at issue, the annuity date will be the annuitant's 85th birthday and the annuity option will be a life annuity with a 10 year guarantee. For qualified contracts, at issue, the annuity date will be the date the annuitant attains age 70 1/2 and the annuity option will be a life annuity with a 10 year guarantee. THE OWNER MAY CHANGE THE ANNUITY DATE OR THE ANNUITY OPTION ON WRITTEN NOTICE RECEIVED AT MERRILL LYNCH LIFE'S SERVICE CENTER (OR BY TELEPHONE, ONCE A PROPER AUTHORIZATION FORM IS SUBMITTED TO THE SERVICE CENTER) AT ANY TIME PRIOR TO THE
ANNUITY DATE.   Merrill Lynch Life currently permits owners to select an
annuity date that is any day of a calendar month. It may not be later than the annuitant's 85th birthday. Changes of the annuity date are subject to federal tax restrictions. (See "Federal Tax Considerations.")

Annuity Options. The owner may select any one of the following annuity options or any other option satisfactory to the owner and Merrill Lynch Life. For qualified contracts, certain restrictions may apply.

PAYMENTS OF A FIXED AMOUNT: Equal payments in the amount chosen will be made until the net account value applied under this option, adjusted for interest credits and prior annuity payments, is exhausted. The period over which payments are made must be at least five years.

PAYMENTS FOR A FIXED PERIOD: Payments will be made for the period chosen. The period must be at least five years.

*LIFE ANNUITY: Payments will be made for the life of the annuitant. Payments will cease with the last payment due prior to the annuitant's death.

LIFE ANNUITY WITH PAYMENTS GUARANTEED FOR 10 OR 20 YEARS: Payments will be made for the guaranteed period chosen (10 or 20 years) and as long thereafter as the annuitant lives.

LIFE ANNUITY WITH GUARANTEED RETURN OF NET ACCOUNT VALUE: Payments will be made until the sum of the annuity payments equals the net account value applied under this option, and as long thereafter as the annuitant lives.

*JOINT AND SURVIVOR LIFE ANNUITY: Payments will be made during the lifetimes of the annuitant and a designated second person. Payments will continue as long as either is living.

QUALIFIED PLAN OPTION: This option is available only under qualified contracts. Payments may be based on (a) the life expectancy of the annuitant,
(b) the joint life expectancy of the annuitant and his or her spouse, or (c) the life expectancy of the surviving spouse if the annuitant dies before the annuity date. Payments will be made annually. Each payment will be equal to the net account value on the first day of the calendar year divided by applicable current life expectancy based on Internal Revenue Service regulations. Each subsequent payment will be made on the anniversary of the annuity date. Interest will be credited at Merrill Lynch Life's then current rate for this option. The rate will not be less than three percent. On death of the measuring life or lives, any unpaid net account value will be paid to the beneficiary in a lump sum.

*THESE OPTIONS ARE LIFE ANNUITIES UNDER WHICH IT IS POSSIBLE FOR THE ANNUITANT TO RECEIVE ONLY ONE ANNUITY PAYMENT IF THE ANNUITANT (OR THE ANNUITANT AND A DESIGNATED SECOND PERSON) DIES AFTER THE FIRST PAYMENT, OR TO RECEIVE ONLY TWO ANNUITY PAYMENTS IF THE ANNUITANT (OR THE ANNUITANT AND A DESIGNATED SECOND PERSON) DIES AFTER THE SECOND PAYMENT, AND SO ON. ACCORDINGLY, YOU SHOULD CAREFULLY CONSIDER WHETHER THESE OPTIONS WILL MEET YOUR FINANCIAL NEEDS.

Minimum Annuity Payments. Annuity payments will be made monthly beginning on the annuity date unless the owner chooses less frequent payments or the qualified plan option, provided that if any payment would be less than $50, Merrill Lynch Life may change the frequency so payments are at least $50 each. If the net account value to be applied at the annuity date is less than $5,000, Merrill Lynch Life may elect to pay that amount in a lump sum. (For tax consequences of a lump sum payment, see "Federal Tax Considerations.")

Annuity Rates. Annuity rates will be no less favorable than those shown in the annuity tables contained in the Contract and will not be based on an interest rate of less than three percent. Those tables show the minimum guaranteed amount of each monthly payment for each $1,000 applied according to the age and sex of the annuitant at the annuity date. The tables are based on the 1983 Table "a" projected forward to 1995 for Individual Annuity Valuation, set back one year, with interest at three percent. When required by law, Merrill Lynch Life will use annuity tables that do not differentiate on the basis of sex.

The Contract contains a formula for adjusting the age of the annuitant based on the annuity date for purposes of determining minimum monthly annuity payments. If the annuity date is prior to the year 2000, there is no age adjustment. If the annuity date is between the years 2000 and 2009, the annuitant's age is reduced by one year. For each decade thereafter, the annuitant's age is reduced one additional year. The maximum age adjustment is four years.

An age adjustment results in a reduction in the minimum monthly annuity payments that would otherwise be made. Therefore, if the rates Merrill Lynch Life is using are the minimum rates shown in the annuity tables contained in the Contract, it may be advantageous for the owner to designate an annuity date that immediately precedes the date on which an age adjustment would occur under the Contract. For example, the annuity payment rates in the annuity tables for an annuitant with an annuity date in the year 2010 are the same as those for an annuity date twelve months earlier, even though the annuitant is one year older, because the new decade results in the annuitant's age being reduced by an additional year. Current annuity rates, unlike the guaranteed rates, do not involve any age adjustment.

Proof of Age, Sex and Survival. Merrill Lynch Life may require satisfactory proof of the age, sex, or survival of any person on whose continued life any payment under the Contract depends.

Misstatement of Age or Sex. If the age or sex of an annuitant is misstated, annuity payments will be adjusted to reflect the correct age and sex. Any amount overpaid as the result of such misstatement will be deducted from subsequent payments until recovered. Any amount underpaid will be paid in full with the next payment due. Interest on the overpayment will be charged at the rate of four percent per year. Interest on an underpayment will be paid at the rate of four percent per year.

L.  OTHER PROVISIONS

Beneficiary. The beneficiary is the person or persons named in the Contract application to whom payment is to be made upon the death of the owner. Unless a beneficiary has been irrevocably designated, the beneficiary may be changed while the owner is alive. The change of a beneficiary who was named by the owner irrevocably may only be made with the written consent of the beneficiary. The beneficiary has no ownership rights under the Contract. The estate or heirs of a beneficiary who dies prior to the owner have no rights under the Contract. However, if a beneficiary survives the owner but dies before the Contract's proceeds are distributed, the estate or heirs of such beneficiary are entitled to that portion of the Contract's proceeds that would otherwise have been paid to such beneficiary.
If no beneficiary survives the owner, payment will be made to the owner's estate. Certain restrictions may apply in the case of qualified contracts.

Assignment. Upon notice to Merrill Lynch Life, the owner may make a collateral assignment of his or her rights under the Contract by transferring the Contract to a creditor as a security for a debt. If the Contract is issued pursuant to a qualified plan, the owner's rights under the Contract may not be assigned, pledged, or transferred, unless permitted by law. A collateral assignment does not change ownership of the Contract. The rights of a collateral assignee have priority over the rights of a beneficiary. No amounts payable under the Contract to a payee other than the owner may be assigned by that payee, nor will they be subject to the claims of creditors or to legal process, except to the extent permitted by law. A collateral assignment may have federal income tax consequences. (See "Federal Tax Considerations -- Transfers, Assignments, or Exchanges of a Contract.")

Notices and Elections. Generally, to be effective, all notices, changes, and choices the owner makes under the Contract must be in writing, signed by the proper party, and received at Merrill Lynch Life's Service Center. However, an owner (and, once a proper authorization form is submitted to Merrill Lynch Life's Service Center, an owner's Financial Consultant) may select by telephone the subaccounts to which the subaccount value at the end of a guarantee period is to be transferred and may also select by telephone the subaccounts from which any partial withdrawals are to be made. In addition, choices regarding changes of annuity date may also be made by telephone. Notices, changes, and choices relating to beneficiaries, ownership, and the annuitant will take effect as of the date signed unless Merrill Lynch Life has already acted in reliance on the prior status. Changes relating to annuity date will take effect as of the date received, unless Merrill Lynch Life has already acted in reliance on the prior status.

Amendment of the Contract. Merrill Lynch Life may amend the Contracts at any time as may be necessary to conform to any applicable law, regulation, or ruling issued by a government agency or court.

Deferral of Payments. All sums payable by Merrill Lynch Life are payable at its Service Center. Merrill Lynch Life may require return of a Contract prior to making payment. Merrill Lynch Life may defer payments of partial or full withdrawals for up to six months.

Free Look Right. When the owner receives the Contract, it should be reviewed carefully to make sure it is what the owner intended to purchase. Generally, within ten days after the owner receives the Contract, he or she may return it for a refund. Some states allow a longer period of time to return the Contract. The Contract must be delivered to Merrill Lynch Life's Service Center or to the Financial Consultant who sold it for a refund to be made. Merrill Lynch Life will then refund to the owner all premiums paid into the Contract. The Contract will then be deemed void from the beginning. If an owner exercises his or her free look right, that owner may not submit another application with the same annuitant for ninety days.

Guarantee of Contracts. The federal government or its instrumentalities do not guarantee the Contracts. Merrill Lynch Life backs the guarantees associated with the Contracts.

                         DISTRIBUTION OF THE CONTRACTS

Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S") is the principal underwriter of the Contract. It was organized in 1958 under the laws of the state of Delaware and is registered as a broker-dealer under the Securities Exchange Act of 1934. It is a member of the National Association of Securities Dealers, Inc. ("NASD"). MLPF&S' principal business address is World Financial Center, 250 Vesey Street, New York, New York 10281.

Contracts are sold by registered representatives (Financial Consultants) of MLPF&S who are also licensed through various Merrill Lynch Life Agencies ("MLLA") as insurance agents for Merrill Lynch Life. Merrill Lynch Life has entered into a distribution agreement with MLPF&S and companion sales agreements with MLLA through which agreements the Contracts are sold and the Financial Consultants are compensated by MLLA and/or MLPF&S. The maximum commission paid to a Financial Consultant in connection with sale of a contract is 1.13% of each premium. In addition, the maximum compensation paid to a Financial Consultant for each renewal is 0.23% of account value reinvested, payable annually. Commissions may be paid in the form of non-cash compensation.

The maximum commission Merrill Lynch Life will pay to the applicable insurance agency to be used to pay commissions to Financial Consultants is 2.5% of each premium. In addition, the maximum compensation Merrill Lynch Life will pay to the applicable insurance agency to be used to pay compensation to Financial Consultants for reinvestment is 0.4% of subaccount value reinvested, payable annually.

MLPF&S may arrange for sales of the Contract by other broker-dealers who are registered under the Securities Exchange Act of 1934 and are members of the NASD.

                           FEDERAL TAX CONSIDERATIONS

INTRODUCTION

The following discussion is general and is not intended as tax advice.

This discussion is not intended to address the tax consequences resulting from all of the situations in which a person may be entitled to or may receive a distribution under the Contract. Any person concerned about these tax implications should consult a competent tax adviser before initiating any transaction. This discussion is based upon Merrill Lynch Life's understanding of the present federal income tax laws as they are currently interpreted by the Internal Revenue Service. No representation is made as to the likelihood of the continuation of the present federal income tax laws or of the current interpretation by the Internal Revenue Service. Moreover, no attempt has been made to consider any applicable state or other tax laws.

MERRILL LYNCH LIFE DOES NOT MAKE ANY GUARANTEE REGARDING THE TAX STATUS OF ANY CONTRACT OR ANY TRANSACTION INVOLVING THE CONTRACTS.

The Contract may be purchased on a nonqualified tax basis ("nonqualified contract") or purchased and used in connection with certain plans qualifying for favorable tax treatment ("qualified contract"). The qualified contracts are designed for use by individuals whose premium payment is comprised solely of contributions under Individual Retirement Annuities or Accounts (IRAs) and Simplified Employee Pensions (SEPs) under Sections 408(a), 408(b), and 408(k) of the Internal Revenue Code, and/or proceeds from retirement plans which are intended to qualify as plans entitled to special income tax treatment under Sections 401, 403, 404, 408, or 457 of the Internal Revenue Code. The ultimate effect of federal income taxes on the amounts held under a Contract, on annuity payments, and on the economic benefit to the owner, the annuitant, or the beneficiary depends on the type of retirement plan, on the tax and employment status of the individual concerned, and on Merrill Lynch Life's tax status. In addition, certain requirements must be satisfied in purchasing a qualified contract with proceeds from a tax qualified plan and receiving distributions from a qualified contract in order to continue receiving favorable tax treatment. Therefore, purchasers of qualified contracts should seek competent legal and tax advice regarding the suitability of a Contract for their situation, the applicable requirements, and the tax treatment of the rights and benefits of a Contract. The following discussion assumes that qualified contracts are purchased with proceeds from and/or contributions under retirement plans that qualify for the intended special federal income tax treatment.

TAXATION OF MERRILL LYNCH LIFE

Merrill Lynch Life is taxed as a life insurance company under Part I of Subchapter L of the Internal Revenue Code. The assets underlying the Contracts will be owned by Merrill Lynch Life. The income earned on such assets will be income to Merrill Lynch Life.

TAX STATUS OF THE CONTRACT

Merrill Lynch Life believes that the Contract will be treated as an annuity contract and that Merrill Lynch Life will be treated as owning the assets supporting the Contract for federal income tax purposes. Merrill Lynch Life, however, reserves the right to modify the Contract as necessary to prevent the contract owner from being considered the owner of the assets supporting the Contract for federal tax purposes.

Furthermore, in order to be treated as an annuity contract for federal income tax purposes, Section 72(s) of the Internal Revenue Code requires any nonqualified contract to provide that (a) if any owner dies on or after the annuity commencement date but prior to the time the entire interest in the Contract has been distributed, the remaining portion of such interest will be distributed at least as rapidly as under the method of distribution being used as of the date of that owner's death; and (b) if any owner dies prior to the annuity commencement date, the entire interest in the Contract will be distributed within five years after the date of the owner's death. These requirements will be considered satisfied as to any portion of the owner's interest which is payable to or for the benefit of a "designated beneficiary" and which is distributed over the life of such "designated beneficiary" or over a period not extending beyond the life expectancy of that beneficiary, provided that such distributions begin within one year of that owner's death. The owner's "designated beneficiary" (referred to herein as the "beneficiary") is the person designated by such owner as a beneficiary and to whom the owner's interest in the Contract passes by reason of death and must be a natural person. However, if the beneficiary is the surviving spouse of the owner, the Contract may be continued with the surviving spouse as the new owner. Solely for purposes of applying the provisions of Section 72(s) of the Code, when nonqualified contracts are held by other than a natural person, the death of the annuitant is treated as the death of the owner.

The nonqualified contracts contain provisions which are intended to comply with the requirements of Section 72(s) of the Internal Revenue Code, although no regulations interpreting these requirements have yet been issued. Merrill Lynch Life intends to review such provisions and modify them if necessary to assure that they comply with the requirements of Internal Revenue Code Section 72(s) when clarified by regulation or otherwise.

Other rules may apply to qualified contracts.

THE FOLLOWING DISCUSSION ASSUMES THAT THE CONTRACTS WILL QUALIFY AS ANNUITY CONTRACTS FOR FEDERAL INCOME TAX PURPOSES.

FEDERAL TAXES

a.  In General

Section 72 of the Internal Revenue Code governs taxation of annuities in general. Merrill Lynch Life believes that an owner who is a natural person generally is not taxed on increases in the value of a Contract until distribution occurs by withdrawing all or part of the account value (e.g., partial withdrawals and surrenders) or as annuity payments under the annuity option elected. For this purpose, the assignment, pledge, or agreement to assign or pledge any portion of the account value (and in the case of a qualified contract, any portion of an interest in the qualified plan) generally will be treated as a distribution. The taxable portion of a distribution (in the form of a single sum payment or an annuity) is taxable as ordinary income. Additionally, certain transfers of a Contract for less than full and adequate consideration, such as a gift, will generate tax on the excess of the net account value over the owner's "investment in the contract" (discussed below).

An owner in any annuity contract who is not a natural person generally must include in income any increase in the excess of the Contract's account value over the "investment in the contract" during the taxable year. There are some exceptions to this rule and a prospective owner that is not a natural person may wish to discuss these with a competent tax adviser.

The following discussion generally applies to Contracts whose owners are natural persons.

b.  Partial Withdrawals and Surrenders

In the case of a partial withdrawal or surrender under a qualified contract, under Section 72(e) of the Internal Revenue Code a ratable portion of the amount received is taxable, generally based on the ratio of the "investment in the contract" to the owner's total accrued benefit or balance under the retirement plan. The "investment in the contract" generally equals the portion, if any, of any premium payments paid by or on behalf of any individual under a Contract which was not excluded from the individual's gross income.
For Contracts issued in connection with qualified plans, a owner's "investment in the contract" can be zero. Special tax rules may be available for certain distributions under qualified contracts.

In the case of a partial withdrawal under a nonqualified contract before the annuity date, under Internal Revenue Code Section 72(e) amounts received are generally first treated as taxable income to the extent that the account value immediately before the partial withdrawal (increased by the net excess, if any, of the sum of all market value adjustments that increase any subaccount value over the sum of all market value adjustments that decrease any subaccount value which result from the partial withdrawal) exceeds the "investment in the contract" at that time. Any additional amount withdrawn is not taxable.

IT IS IMPORTANT TO NOTE THAT THE CONTRACT IS AN INTEGRATED ANNUITY CONTRACT AND THAT THEREFORE IN DETERMINING THE EXTENT TO WHICH A WITHDRAWAL FROM ONE SUBACCOUNT IS TAXABLE, THE ACCOUNT VALUE AND "INVESTMENT IN THE CONTRACT" FOR THE ENTIRE CONTRACT, NOT JUST THE SUBACCOUNT FROM WHICH THE WITHDRAWAL IS MADE, WILL BE TAKEN INTO ACCOUNT.

In the case of a surrender under a nonqualified contract, under Section 72(e) amounts received are generally treated as taxable income to the extent the net amount received exceeds the "investment in the contract" at that time.

c.  Annuity Payments

Although tax consequences may vary depending on the annuity option elected under the Contract, under Internal Revenue Code Section 72(b), generally gross income does not include that part of any amount received as an annuity under an annuity contract that bears the same ratio to such amount as the investment in the contract bears to the expected return at the annuity date. In this respect (prior to recovery of the investment in the contract), there is generally no tax on the amount of each payment which represents the same ratio that the "investment in the contract" bears to the total expected value of the annuity payments for the term of the payments; however, the remainder of each income payment is taxable. In all cases, after the "investment in the contract" is recovered, the full amount of any additional annuity payments is taxable.

d.  Penalty Tax on Certain Withdrawals

In the case of a distribution under a nonqualified contract, there may be imposed a federal penalty tax equal to 10% of the amount treated as taxable income. In general, however, there is no penalty tax on distributions: (1) made on or after the date on which the owner attains age 59 1/2; (2) made as a result of death or disability of the owner; (3) received in substantially equal periodic payments over the life or life expectancy of the owner (or joint life or life expectancy of the owner and a designated beneficiary). In certain circumstances, other exceptions may apply. Other tax penalties may apply to certain distributions under a qualified contract.

e.  Taxation of Death Benefit Proceeds

Amounts may be distributed from a Contract because of the death of the owner or, if the owner is not an individual, the annuitant. Generally, such amounts are includable in the income of the recipient as follows: (1) if distributed in a lump sum, they are taxed in the same manner as a full surrender of the Contract, as described above, or (2) if distributed under an annuity option, they are taxed in the same manner as annuity payments, as described above.

f.  Transfers, Assignments, or Exchanges of a Contract

A transfer of ownership of a Contract, the designation of an annuitant, payee or other beneficiary who is not also the owner, or the exchange of a Contract (or this Contract along with one or more other annuity contracts) for one or more new annuity contracts may result in certain tax consequences to the owner that are not discussed herein. An owner contemplating any such transfer, assignment, or exchange of a Contract should contact a competent tax adviser with respect to the potential tax effects of such a transaction.

g.  Multiple Contracts

All nonqualified annuity contracts that are issued by Merrill Lynch Life (or its affiliates) to the same owner during any calendar year are treated as one annuity Contract for purposes of determining the amount includable in gross income under Section 72(e) of the Internal Revenue Code. In addition, the Treasury Department has specific authority to issue regulations that prevent the avoidance of Section 72(e) through the serial purchase of annuity Contracts or otherwise. Congress has also indicated that the Treasury Department may have authority to treat the combination purchase of an immediate annuity Contract and a separate deferred annuity Contract as a single annuity Contract under its general authority to prescribe rules as may be necessary to enforce the income tax laws.

h.  Withholding

Unless the owner elects to the contrary, the taxable portion of any amounts received under the Contract will be subject to withholding to meet federal and state income tax obligations. The rate of withholding on annuity payments will generally be determined on the basis of the withholding certificate filed by the owner with Merrill Lynch Life. If no such certificate is filed, the owner will be treated, for purposes of determining the withholding rate, as a married person with three exemptions.

The rate of withholding on all other payments made under the Contract, such as amounts received upon withdrawals, will generally be 10%. Thus, if the owner fails to elect that there be no withholding, Merrill Lynch Life will withhold from every withdrawal or annuity payment the appropriate percentage of the amount of the payment that is taxable. Merrill Lynch Life will provide the owner with forms and instructions concerning the right to elect that no amount be withheld from payments. Generally, there will be no withholding for taxes until payments are actually received under the Contract.

i.  Possible Changes in Taxation

In past years, legislation has been proposed that would have adversely modified the federal taxation of certain annuities. For example, one such proposal would have changed the tax treatment of nonqualified annuities that did not have "substantial life contingencies" by taxing income as it is credited to the annuity. Although, as of the date of this prospectus, Congress is not actively considering any legislation regarding the taxation of annuities, there is always the possibility that the tax treatment of annuities could change by legislation or other means (such as Internal Revenue Service regulation, revenue rulings, judicial decisions, etc.). Moreover, it is also possible that any change could be retroactive (that is, effective prior to the date of the change).

j.  Other Tax Consequences

As noted above, the foregoing discussion of the federal income tax consequences under the Contract is not exhaustive and special rules are provided with respect to other tax situations not discussed in this Prospectus. Further, the federal income tax consequences discussed herein reflect Merrill Lynch Life's understanding of current law and the law, or its interpretation by the

Internal Revenue Service, may change. Federal estate and state and local income, estate, inheritance, and other tax consequences of ownership or receipt of distributions under a Contract depend on the individual circumstances of each owner or recipient of the distribution. A competent tax adviser should be consulted for further information.

QUALIFIED PLANS

The Contract is designed for use with several types of qualified plans. These retirement plans, described briefly below, may permit the purchase of the Contracts to accumulate retirement savings under the plans. Adverse tax or other legal consequences to the plan, to the owner, or to both may result if the Contract is assigned or transferred to any individual as a means to provide benefit payments, unless the plan complies with all legal requirements applicable to such benefits prior to transfer of the Contract. The tax rules applicable to owners in qualified plans, including restrictions on contributions and benefits, taxation of distributions, and any tax penalties, vary according to the type of plan and the terms and conditions of the plan itself. Various tax penalties may apply to: contributions in excess of specified limits; aggregate distributions in excess of $150,000 annually (except in 1997, 1998, and 1999), as increased from time to time to reflect increases in the cost of living; distributions that do not satisfy specified requirements; and certain other transactions with respect to qualified plans. Therefore, no attempt is made to provide more than general information about the use of the Contracts with the various types of qualified plans. Owners, annuitants, and beneficiaries are cautioned that the rights of any person to any benefits under qualified plans may be subject to the terms and conditions of the plans themselves, regardless of the terms and conditions of the Contract. Some retirement plans are subject to distribution and other requirements that are not incorporated into Merrill Lynch Life's administration procedures. Owners and beneficiaries are responsible for determining that contributions, distributions and other transactions with respect to the Contracts comply with applicable law. When issued in connection with a qualified plan, a Contract will be amended as necessary to conform to the requirements of the Internal Revenue Code.

Section 408 of the Internal Revenue Code permits eligible individuals to contribute to individual retirement programs known as an IRAs. Employers may establish SEPs to provide IRA contributions on behalf of their employees.
Also, distributions from certain other types of qualified plans may be "rolled over" on a tax-deferred basis into an IRA. Sales of the Contracts for use with or as IRAs may be subject to special disclosure requirements of the Internal Revenue Service. Purchasers of the Contract for use with or as IRAs will be provided with supplemental information required by the Internal Revenue Service or other appropriate agency. Such purchasers will have the right to revoke their purchase within 7 days of the earlier of the establishment of the IRA or their purchase. Purchasers should seek competent advice as to the suitability of the Contract for use with or as IRAs.

Restrictions under Qualified Contracts

Other restrictions with respect to the election, commencement, or distribution of benefits may apply under qualified contracts or under the terms of the plans in respect of which qualified contracts are issued.

                                 PREMIUM TAXES

Various states, municipalities and jurisdictions impose a premium tax on annuity premiums when they are received by an insurance company. In other jurisdictions, a premium tax is paid on the account value on the annuity date.

Merrill Lynch Life will pay these taxes when due, and a charge for any premium taxes imposed by a state, local government or jurisdiction will be deducted from account value on the annuity date. Premium tax rates vary from jurisdiction to jurisdiction and currently range from 0% to 5%. Premium tax rates are subject to change by law, administrative interpretations, or court decisions. Premium tax amounts will depend on, among other things, the owner's state or jurisdiction of residence, Merrill Lynch Life's status within that state or jurisdiction, and the premium tax laws of that state or jurisdiction.

           EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974 PROVISIONS

The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes fiduciary, prohibited transaction, and other requirements with respect to employee benefit plans to which it applies. In certain circumstances these requirements may be applicable to the management of an insurance company account. Merrill Lynch Life believes that the account established for the Contracts is a guaranteed contract separate account within the meaning of Prohibited Transaction Class Exemption 81-82 and that assets attributed to the account will not be treated as "plan assets" under regulations promulgated by the Department of Labor. Prior to purchasing a Contract, however, the fiduciary responsible for investments of a plan subject to ERISA should become fully informed regarding the relevant terms of the Contract, including the market value adjustment and withdrawal charge, and should take account of the anticipated liquidity needs of the plan in determining whether to purchase the Contract.

                               LEGAL PROCEEDINGS

There is no material pending litigation to which Merrill Lynch Life is a party or of which any of its property is the subject, and there are no legal proceedings contemplated by any governmental authorities against Merrill Lynch Life of which it has any knowledge.

                                 LEGAL MATTERS

The organization of Merrill Lynch Life, its authority to issue the Contracts, and the validity of the form of the Contracts have been passed upon by Barry G. Skolnick, Merrill Lynch Life's Senior Vice President and General Counsel. Sutherland, Asbill & Brennan LLP of Washington, D.C. has provided advice on certain matters relating to federal securities laws.

                                    EXPERTS

The financial statements of Merrill Lynch Life as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996 incorporated by reference into this Prospectus have been audited by ___________ _____, independent auditors, as stated in their report appearing herein, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. __________________ _____________'s principal business address is
___________________________________. Other financial statements incorporated by reference into this Prospectus are unaudited.

                             REGISTRATION STATEMENT

The registration statement has been filed with the Securities and Exchange Commission under the Securities Act of 1933 that relate to the Contract. This Prospectus does not contain all of the information in the registration statement as permitted by Securities and Exchange Commission regulations. The omitted information can be obtained from the Securities and Exchange Commission's principal office in Washington, D.C., upon payment of a prescribed fee.

                                   APPENDIX A

                     MARKET VALUE ADJUSTMENT ILLUSTRATIONS

A.       DISCUSSION

                 Relationship Between MVA Interest Rates. The market value adjustment may result in either an increase or decrease in subaccount value, and depends on the relationship, at the time the market value adjustment is being applied, between (i) the MVA interest rate established at issue or renewal for the subaccount from which a withdrawal or payment is being made, to
(ii) the MVA interest rate in effect for a time period equal to the remaining duration of the guarantee period of the subaccount from which the withdrawal or payment is being made. If (i) above is lower than (ii), application of the market value adjustment will result in an decrease in subaccount value; if (i) is higher than (ii), application of the market value adjustment will result in an increase in subaccount value. Neither the guaranteed interest rate for the subaccount from which a withdrawal or payment is being made, nor any guaranteed interest rate in effect at the time of withdrawal or payment, is used to determine the market value adjustment.

                 Remaining Period of Time in a Guarantee Period. In order to determine (ii) above, if the remaining period of time in the guarantee period is a whole number of years, Merrill Lynch Life uses the current MVA interest rate in effect for that time period. If the remaining period of time in the guarantee period is not a whole number of years, the current MVA interest rate is derived by straight line interpolation (see below). If the remaining period of time is less than one year, Merrill Lynch Life uses the current MVA interest rate in effect for a guarantee period of one year. For example, if the remaining period is 4.75 years, the interpolated MVA interest rate will be equal to the sum of one-fourth of the four year rate and three-fourths of the five year rate. If the four year MVA interest rate were 5.8% and the five year MVA interest rate were 6.0%, the interpolated rate would be 5.95% (5.8% times
0.25 plus 6.0% times 0.75).

B.       MARKET VALUE ADJUSTMENT FORMULA

         As discussed in the prospectus, the market value adjustment is determined by the following formula:

                                               n/365
                                          1 + B
                                A x [1 - (-----)    ]
                                          1 + C

         Where:

         "n" is the remaining number of days in the guaranteed period of the subaccount from which the withdrawal is made or to which the adjustment is applied;

         "A" is (i) the amount withdrawn from the net subaccount value, in the case of a partial withdrawal; or (ii) the net subaccount value, in the case of a full withdrawal, death benefit payment, or annuitization;

         "B" is the MVA interest rate in effect at the time the market value adjustment is being applied for a subaccount with a guarantee period for a duration of years represented by "n/365," whether or not those durations are currently offered under the Contract ("n/365" is determined as described above if "n/365" is not a whole number); and

         "C" is the MVA interest rate in effect for the subaccount on the issue date or the last renewal date.

C.       EXAMPLES

         1. MVA Interest Rates Increase. Assume a $10,000 partial withdrawal is made from a five year guarantee period subaccount with three years (1,095 days) remaining in its guarantee period and an MVA interest rate at issue of 6.2%. Assume that the MVA interest rate currently in effect (at the time of the withdrawal) for a three year guarantee period is 8.2%. Based on these facts, the following values would be assigned to the market value adjustment formula described above:

                                  n =  1,095                        C =  .062
                                  A =  $10,000                      B =  .082

                 Using these assigned values, the market value adjustment would equal -$575.68 (as calculated below). Since this figure is a negative number, it is subtracted from the remaining subaccount value, together with any applicable withdrawal charge.

                                                   1,095/365
                                           1 + .082
                           $10,000 x [1 - (--------)        ] = -$575.68
                                           1 + .062

         2. MVA Interest Rates Decrease. Based on the same facts as example one, assume instead that the MVA interest rate currently in effect (at the time of the withdrawal) for a three year guarantee period is 4.2%. Based on these facts, the following values would be assigned to the market value adjustment formula described above:

                                  n =  1,095                        C =  .062
                                  A =  $10,000                      B =  .042

                 Using these assigned values, the market value adjustment would equal $554.40 (as calculated below). Since this figure is a positive number, it is added to the remaining subaccount value. The subaccount value, however, will be reduced by any applicable withdrawal charge.

                                                   1,095/365
                                           1 + .042
                           $10,000 x [1 - (--------)        ] = $554.40
                                           1 + .062


C.       IMPACT ON ACCOUNT VALUE

         The tables below are designed to show the impact of the market value adjustment and withdrawal charge on a single premium of $25,000, assuming a full withdrawal at the end of each year shown. Table 1 assumes the premium is allocated to a subaccount with a 5 year guarantee period with a guaranteed rate of interest of 5.4% and an MVA interest rate at issue of 6.0%. Table 2 assumes premium is allocated to a subaccount with a 3 year guarantee period with a guaranteed rate of interest of 5.1% and an MVA interest rate at issue of 5.9%. The market value adjustments are based on interpolated current MVA interest rates ("B" in the market value adjustment formula) of 4.0%, 6.0%, and 8.0% in the 5 year guarantee period table (see Table 1 below) and 3.9%, 5.9%, and 7.9% in the 3 year guarantee period table (see Table 2 below). The net subaccount values shown in the tables are the maximum amounts available as cash withdrawals. Although the withdrawal charge is in each case a fixed percentage of the amount withdrawn, the actual amount of the withdrawal charge that would apply for full withdrawals at the end of each year would vary as a result of the market value adjustment, which is imposed before the withdrawal charge on full withdrawals. Values shown in the tables have been rounded to the nearest dollar. As a result, the figures under the net subaccount value columns may not precisely equal amounts set forth in the subaccount value, plus the market value adjustment, less the withdrawal charge columns.

                                    TABLE 1

                         ---------------------------------------------------------------------------------------------
                                                    Assumed Guaranteed Interest Rate = 5.4%
                                                    Assumed Issue MVA Interest Rate = 6.0%
                         ---------------------------------------------------------------------------------------------
                                Market Value Adjustments, Withdrawal Charges and Net Subaccount Value Based On
                                                 Interpolated Current MVA Interest Rates of:
                         ---------------------------------------------------------------------------------------------
                                     4.0%                            6.0%                            8.0%
----------------------------------------------------------------------------------------------------------------------
                         Market                 Net      Market                 Net      Market                 Net
  End of        Sub-      Value      With-      Sub-      Value     With-       Sub-      Value     With-       Sub-
Certificate   account    Adjust-    drawal    account    Adjust-    drawal    account    Adjust-    drawal    account
   Year        Value      ment      Charge     Value      ment      Charge     Value      ment      Charge     Value
----------------------------------------------------------------------------------------------------------------------
          1     26,350     1,959      1,602     26,707         0      1,492     24,858    -1,798      1,390     23,162
          2     27,773     1,536      1,659     27,650         0      1,572     26,201    -1,433      1,491     24,849
          3     29,273     1,070      1,718     28,625         0      1,657     27,616    -1,015      1,599     26,658
          4     30,853       559      1,778     29,634         0      1,746     29,107      -540      1,716     28,598
          5     32,519         0          0     32,519         0          0     32,519         0          0     32,519
----------------------------------------------------------------------------------------------------------------------



                                    TABLE 2


                         ----------------------------------------------------------------------------------------------
                                                    Assumed Guaranteed Interest Rate = 5.1%
                                                    Assumed Issue MVA Interest Rate = 5.9%
                         ----------------------------------------------------------------------------------------------
                                Market Value Adjustments, Withdrawal Charges and Net Subaccount Value Based On
                                                      Interpolated Current MVA Rates of:
                         ----------------------------------------------------------------------------------------------
                                     3.9%                            5.9%                            7.9%
-----------------------------------------------------------------------------------------------------------------------
                         Market                 Net      Market                 Net      Market                 Net
  End of        Sub-      Value      With-      Sub-      Value     With-       Sub-      Value     With-       Sub-
Certificate   account    Adjust-    drawal    account    Adjust-    drawal    account    Adjust-    drawal    account
   Year        Value      ment      Charge     Value      ment      Charge     Value      ment      Charge     Value
-----------------------------------------------------------------------------------------------------------------------
          1     26,275       961      1,542     25,695         0      1,487     24,788      -912      1,436     23,927
          2     27,615       501      1,591     26,524         0      1,563     26,052      -483      1,536     25,596
          3     29,023         0          0     29,023         0          0     29,023         0          0     29,023
-----------------------------------------------------------------------------------------------------------------------



The formulas used in determining the amounts shown in the above tables are as follows:

  (1)    Net subaccount value =                    Subaccount Value
                                     ------------------------------------------
                                                                          n/365
                                             1 + Current MVA Interest Rate
                                     0.06 + (-----------------------------)
                                             1 + Issue MVA Interest Rate

                 Where "n" is the number of days remaining in the guaranteed period of the subaccount, but not less than 365.

         (2)     withdrawal charge =   net subaccount value x 0.06


         (3)     market value adjustment =

                                                                          n/365
                                             1 + Current MVA Interest Rate
                 net subaccount value x [1 -(-----------------------------)    ]
                                             1 + Issue MVA Interest Rate

         (4) "n" is the number of days remaining in the guarantee period of the subaccount, but not less than 365.

                                   APPENDIX B

                   EXAMPLES OF WITHDRAWAL CHARGE CALCULATION

         The two examples below assume that a single premium of $25,000 has been paid under the Contract. The premium is allocated to a subaccount with a 5 year guarantee period with a guaranteed rate of interest of 6.0% and an MVA interest rate at issue of 6.2%. Example 1 assumes a partial withdrawal of $5,000 is taken at the end of the third certificate year. Example 2 assumes a full withdrawal is taken at the end of the third certificate year. The MVA interest rate at the time of the withdrawal for a subaccount with the appropriate duration ("B" in the market value adjustment formula) is assumed to be 8.2% in both examples.

EXAMPLE 1:  PARTIAL WITHDRAWAL

         Because of interest earned at the guaranteed rate of 6.0%, at the end of the third certificate year the subaccount value will be equal to $29,775.40. For a $5,000 partial withdrawal, the withdrawal charge would be equal to the withdrawal charge rate multiplied by the partial withdrawal amount:

                          0.06  x  $5,000  =       $300.00

         The $300.00 withdrawal charge would be deducted from the remaining subaccount value. In addition to a withdrawal charge, a market value adjustment of $190.10 would be deducted from the remaining subaccount value. Therefore, after the partial withdrawal, the remaining subaccount value would be $24,285.30 ($29,775.40 - $5,000 - $300 -
         $190.10). For more information on the market value adjustment, see Appendix A.

EXAMPLE 2:  FULL WITHDRAWAL

         As before, because of interest earned at the guaranteed rate of 6.0%, at the end of the third certificate year the subaccount value will be equal to $29,775.40. In order to determine the withdrawal charge on a full withdrawal of subaccount value, the net subaccount value must first be calculated. In this example, the net subaccount value will be equal to:

           Subaccount Value                      29,775.40
------------------------------------------ = ----------------- = $27,117.37
                                     n/365                   2
        1 + Current MVA Interest Rate                1 + .082
0.06 + (-----------------------------)       0.06 + (--------)
        1 + Issue MVA Interest Rate                  1 + .062

         The withdrawal charge would then be equal to the withdrawal charge rate multiplied by the net subaccount value:

                          0.06  x  $27,117.37      =        $1,627.04

         On a full withdrawal, the withdrawal charge would be deducted from the amount withdrawn. In addition to a withdrawal charge, a market value adjustment of $1,030.99 would be deducted from the withdrawal amount. Therefore, the net subaccount value of $ 27,117.37 would be paid on a full withdrawal ($29,775.40 - $1,627.04 - $1,030.99). For more information on the market value adjustment, see Appendix A.

PROSPECTUS
AUGUST___, 1997

                                  RATEMAX (SM)
              SINGLE PREMIUM MODIFIED GUARANTEED ANNUITY CONTRACT
                                   ISSUED BY

                      MERRILL LYNCH LIFE INSURANCE COMPANY
                    Home Office: Little Rock, Arkansas 72201
        Service Center: P.O. Box 44222, Jacksonville, Florida 32231-4222
             4804 Deer Lake Drive East, Jacksonville, Florida 32246
                             Phone: (800) 535-5549

                                OFFERED THROUGH
               MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

The contract described in this Prospectus (the "Contract") is issued by Merrill Lynch Life Insurance Company ("Merrill Lynch Life") and is designed to provide annuity payments in connection with retirement plans that may or may not qualify for special federal income tax treatment under the Internal Revenue Code. This Prospectus describes Contracts offered by Merrill Lynch Life only in Pennsylvania and ___________.

The Contract permits owners to make a single premium payment to be accumulated at a guaranteed rate or rates of interest depending upon the guarantee period or periods selected by the owner. The minimum guaranteed rate of interest is 3.0%. Guarantee periods of three and five years are currently available. At the end of any guarantee period, the subaccount value may be reinvested for one or more new guarantee periods at the interest rates then offered by Merrill Lynch Life. A WITHDRAWAL MADE PRIOR TO THE END OF A GUARANTEE PERIOD WILL BE SUBJECT TO A MARKET VALUE ADJUSTMENT, WHICH COULD HAVE THE EFFECT OF EITHER INCREASING OR DECREASING THE OWNER'S ACCOUNT VALUE, AND A WITHDRAWAL CHARGE.
AS A GENERAL RULE, IF INTEREST RATES GO UP, THE MARKET VALUE ADJUSTMENT WILL OPERATE TO DECREASE SUBACCOUNT VALUE; IF INTEREST RATES GO DOWN, THE MARKET VALUE ADJUSTMENT WILL OPERATE TO INCREASE SUBACCOUNT VALUE.

THE PURCHASE OF THIS CONTRACT INVOLVES CERTAIN RISKS. BECAUSE IT IS A MODIFIED GUARANTEED ANNUITY, THE CONTRACT IS SUBJECT TO A MARKET VALUE ADJUSTMENT IF, PRIOR TO THE END OF A SELECTED GUARANTEE PERIOD, FUNDS ARE WITHDRAWN OR THE CONTRACT IS SURRENDERED, THE CONTRACT IS ANNUITIZED, OR A DEATH BENEFIT BECOMES PAYABLE. EXCEPT IN CONNECTION WITH PAYMENT OF A DEATH BENEFIT, A MARKET VALUE ADJUSTMENT COULD HAVE THE EFFECT OF DECREASING THE ACCOUNT VALUE. THEREFORE, UNDER ANY OF THE CONDITIONS DESCRIBED ABOVE, OWNERS COULD LOSE A SUBSTANTIAL PORTION OF THE MONEY THEY HAVE INVESTED. PROSPECTIVE INVESTORS SHOULD CONSIDER THEIR INCOME NEEDS BEFORE PURCHASING A CONTRACT.

ALL WITHDRAWALS FROM AND SURRENDERS OF A CONTRACT ARE SUBJECT TO INCOME TAX, AND IF TAKEN BEFORE AGE 59 1/2, MAY ALSO BE SUBJECT TO A 10% FEDERAL PENALTY TAX.

OWNERS SHOULD NOTE THAT THIS IS AN INTEGRATED ANNUITY CONTRACT FOR INTERNAL REVENUE CODE PURPOSES. THEREFORE, IN DETERMINING THE EXTENT TO WHICH A WITHDRAWAL IS SUBJECT TO TAX, THE ENTIRE ACCOUNT VALUE, NOT JUST THE VALUE OF THE SUBACCOUNT FROM WHICH THE WITHDRAWAL IS MADE, WILL BE TAKEN INTO CONSIDERATION.

                              --------------------

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION
         PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

Merrill Lynch Life's Annual Report on Form 10-K for the year ended December 31, 1996, and its Quarterly Reports on Form 10-Q for the periods ended March 31, 1997 and June 30, 1997, are incorporated herein by reference.

All documents or reports filed by Merrill Lynch Life pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") after the date hereof and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified and superseded, to constitute a part of this prospectus. Merrill Lynch Life files its Exchange Act documents and reports, including its annual and quarterly reports on Form 10-K and Form 10-Q, electronically pursuant to EDGAR under CIK No. 0000845091. The SEC maintains a web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov.

Merrill Lynch Life will provide without charge to each person to whom this prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits not specifically incorporated by reference into the text of such documents). Requests for such documents should be directed to Merrill Lynch Life's Service Center.

         SECURITIES AND EXCHANGE COMMISSION POSITION ON INDEMNIFICATION

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                               TABLE OF CONTENTS


                                                                     PAGE
         DEFINITIONS . . . . . . . . . . . . . . . . . . . . .         4
         CAPSULE SUMMARY OF THE CONTRACT . . . . . . . . . . .         6
         MERRILL LYNCH LIFE INSURANCE COMPANY  . . . . . . . .         9
         DESCRIPTION OF THE CONTRACT . . . . . . . . . . . . .         9
              A.  GENERAL  . . . . . . . . . . . . . . . . . .         9
              B.  PREMIUMS . . . . . . . . . . . . . . . . . .         9
              C.  SELECTING THE GUARANTEE PERIOD . . . . . . .         9
              D.  SUBACCOUNT AND ACCOUNT VALUES  . . . . . . .        10
              E.  SUBACCOUNT TRANSFERS . . . . . . . . . . . .        10
              F.  DETERMINING GUARANTEED INTEREST RATES  . . .        11
              G.  WITHDRAWALS  . . . . . . . . . . . . . . . .        11
              H.  MARKET VALUE ADJUSTMENT  . . . . . . . . . .        12
              I.  WITHDRAWAL CHARGE  . . . . . . . . . . . . .        14
              J.  PAYMENT ON DEATH . . . . . . . . . . . . . .        14
              K.  ANNUITY PROVISIONS . . . . . . . . . . . . .        16
              L.  OTHER PROVISIONS . . . . . . . . . . . . . .        18
         DISTRIBUTION OF THE CONTRACTS . . . . . . . . . . . .        20
         FEDERAL TAX CONSIDERATIONS  . . . . . . . . . . . . .        20
         PREMIUM TAXES . . . . . . . . . . . . . . . . . . . .        27
         EMPLOYEE RETIREMENT INCOME SECURITY ACT
             OF 1974 PROVISIONS  . . . . . . . . . . . . . . .        27
         LEGAL PROCEEDINGS . . . . . . . . . . . . . . . . . .        27
         LEGAL MATTERS . . . . . . . . . . . . . . . . . . . .        27
         EXPERTS . . . . . . . . . . . . . . . . . . . . . . .        27
         REGISTRATION STATEMENT  . . . . . . . . . . . . . . .        28
         APPENDIX A  . . . . . . . . . . . . . . . . . . . . .       A-1
         APPENDIX B  . . . . . . . . . . . . . . . . . . . . .       B-1


---------------

No person has been authorized to give any information or to make any representation other than that contained in this Prospectus in connection with the offer contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized. This Prospectus does not constitute an offer of, or solicitation of an offer to acquire, any Contracts thereunder offered by this Prospectus in any jurisdiction to anyone to whom it is unlawful to make such an offer or solicitation in such jurisdiction.

                                  DEFINITIONS


account value:            The sum of all subaccount values.

annuitant:                The person whose age determines when the Contract
                          must be annuitized, and for certain life annuity options, when payments stop.

annuity date:             The date on which annuity payments under the Contract
                          will commence.

beneficiary:              The person to whom payment is to be made upon the
                          death of the owner.

business day:             A day that Merrill Lynch Life is open for business.

Contract:                 The Contract described in and offered by this
                          Prospectus.

contract anniversary:     Each anniversary of the issue date.

contract year:            The year starting on the issue date or a contract
                          anniversary and ending on the day immediately prior to the next contract anniversary.

guarantee period:         The period of years for which a rate of interest is
                          guaranteed to be credited to a subaccount.

issue date:               The date on which a Contract is issued.

market value adjustment:  A positive or negative adjustment made to subaccount value. It is applied on withdrawal of all or part of the subaccount value prior to the end of the guarantee period. If the annuity date is prior to the end of a guarantee period, the market value adjustment is also applied upon annuitization. In addition, a market value adjustment is applied in the event of payment on the death of the owner prior to the annuity date, unless the combined market value adjustments of all affected subaccounts would reduce the account value. (See "Market Value Adjustment.")

MVA interest rates:       The interest rates used in the calculation of any
                          market value adjustment.  (See "Market Value
                          Adjustment.")

net account value:        The sum of all net subaccount values.

net subaccount value:     The subaccount value after adjustment for any market
                          value adjustment and withdrawal charge applied in connection with a withdrawal, annuitization, or the payment of death benefits on the death of the owner prior to the annuity date.

nonqualified contract:    A Contract issued in connection with a nonqualified
                          plan.

nonqualified plan:        A retirement plan other than a qualified plan.

owner: The individual to whom a Contract has been issued and who is entitled to exercise all rights under the Contract.

qualified contract:       A Contract issued in connection with a qualified
                          plan.

qualified plan:           A retirement plan that receives favorable tax
                          treatment under Section 401, 403, 404, 408, 457, or any similar provision of the Internal Revenue Code.

renewal date:             The contract anniversary immediately following the
                          last day of the guarantee period of a subaccount.

subaccount:               An account maintained for an owner corresponding to a
                          specified interest rate and guarantee period selected by the owner.

subaccount value:         An amount equal to that part of a single premium or
                          account value allocated or transferred to a subaccount, plus credited interest, as adjusted for any prior withdrawals, market value adjustments, and withdrawal charges.

withdrawal charge:        A charge deducted from the subaccount value upon a
                          withdrawal made prior to the end of a guarantee period.

                        CAPSULE SUMMARY OF THE CONTRACT

THE CONTRACT

This Prospectus describes a single premium modified guaranteed annuity contract (the "Contract") issued by Merrill Lynch Life. Values and benefits provided under the Contract, including annuity payments, are funded by the general account assets of Merrill Lynch Life.

The Contract may be issued pursuant to nonqualified retirement plans or plans qualifying for special tax treatment as Individual Retirement Annuities or Individual Retirement Accounts ("IRAs") or Simplified Employee Pensions ("SEPs").

APPLICATION AND PREMIUMS

To apply for a contract, an applicant must provide certain information to a Merrill Lynch Life Financial Consultant for submission to Merrill Lynch Life. In certain circumstances, an applicant may be required to complete and return a written Contract application. Merrill Lynch Life reserves the right to reject any application. The minimum single premium is $25,000.

THE SUBACCOUNTS

One or more subaccounts are maintained for each owner. The minimum which may be allocated to a subaccount is $5,000. A subaccount is established for each specified guaranteed interest rate and guarantee period selected by the owner. The minimum guaranteed rate of interest is 3.0%. A guarantee period is the period of years for which a rate of interest is guaranteed. Currently, the owner may select guarantee periods of three and five years (a one year guarantee period is also available at renewal only). Merrill Lynch Life, at its discretion, may offer additional guarantee periods not to exceed ten years.

On the renewal date, the subaccount value for a maturing subaccount will be transferred to one or more subaccounts designated by the owner. If Merrill Lynch Life does not receive timely notice from the owner designating the subaccounts to which the subaccount value is to be transferred, the subaccount value will be transferred automatically to a subaccount with a one year guarantee period. Under current administrative policy, Merrill Lynch Life provides owners with a five business day period after the renewal date to designate the subaccount or subaccounts to which subaccount value is to be transferred. Subaccount values may not be transferred to another subaccount in full or in part prior to the end of the guarantee period.

CHARGES

Merrill Lynch Life makes no deductions from each single premium. Except for the market value adjustment described below, the only charge made is a withdrawal charge in the event all or part of a net subaccount value is withdrawn. However, no withdrawal charge is made for a withdrawal at the end of a guarantee period if Merrill Lynch Life receives written notice of the withdrawal prior to (or, under current administrative policy, within five business days after) the renewal date. The withdrawal charge is equal to the withdrawal rate of six percent multiplied by the amount of the withdrawal being taken from a subaccount (if part of net subaccount value is withdrawn), or the net subaccount value multiplied by the withdrawal charge rate (if the contract is being surrendered). No withdrawal charge is imposed in the event of payment upon the death of the owner or, currently, upon annuitization. Premium taxes, if any, will be deducted from the net account value at the annuity date. In those jurisdictions that do not allow an insurance company to reduce its current taxable premium income by the amount of any withdrawal, surrender, or death benefit paid, Merrill Lynch Life will also deduct a charge for these taxes on any withdrawal, surrender, or death benefit effected under a Contract.

MARKET VALUE ADJUSTMENT

A market value adjustment is applied to any withdrawal from a subaccount prior to the end of its guarantee period. It will also be applied upon annuitization if the annuity date is prior to the end of the guarantee period for that subaccount. In addition, a market value adjustment will be applied in the event of payment upon the death of the owner prior to the annuity date, unless the combined effect of the market value adjustments of all affected subaccounts would reduce the account value. The amount of the market value adjustment is determined in accordance with the formula set forth on page 13 and may be positive or negative.

ANNUITY PAYMENTS

Annuity payments will start on the annuity date. For nonqualified contracts, at issue, the annuity date is the date of the annuitant's 85th birthday and the annuity payment option is a life annuity with a 10 year guarantee. For qualified contracts, at issue, the annuity date is the date the annuitant attains age 70 1/2 and the annuity payment option is a life annuity with a 10 year guarantee. AN OWNER MAY CHANGE THE ANNUITY PAYMENT OPTION OR THE ANNUITY DATE AT ANY TIME PRIOR TO THE ANNUITY DATE.

On the annuity date, the net account value, less any applicable premium taxes, is multiplied by Merrill Lynch Life's then current annuity purchase rates to determine the amount of annuity payments. Currently, withdrawal charges do not apply upon annuitization. However, Merrill Lynch Life reserves the right to apply the withdrawal charge to any subaccount on annuitization if the annuity date is prior to the end of the guarantee period for that subaccount. The net account value is the sum of all net subaccount values. In determining net subaccount value, a market value adjustment will be applied if the annuity date is prior to the end of the guarantee period for that subaccount. If the net account value on the annuity date is less than $5,000, Merrill Lynch Life may pay the net account value in a lump sum in lieu of annuity payments. For tax consequences of a lump sum payment, see "Federal Tax Considerations --
Partial Withdrawals and Surrenders."   If any annuity payment would be less
than $50, Merrill Lynch

Life may change the frequency of payments to intervals that will result in payments of at least $50.

PAYMENT ON DEATH

If an owner dies prior to the annuity date, Merrill Lynch Life will pay to the beneficiary the account value plus any positive market value adjustment as of the date of payment. If the annuitant dies prior to the annuity date and the owner is not the annuitant, the owner may designate a new annuitant.

If the annuitant dies after the annuity date and the annuitant is not also the owner, the owner may choose either to have any unpaid guaranteed amounts remaining continue to be paid for the amount or period guaranteed or to receive the present value of the remaining guaranteed payments in a lump sum. If an owner dies after the annuity date and while guaranteed amounts remain unpaid, the present value may be paid in a lump sum to the beneficiary, if the beneficiary so elects.

WITHDRAWALS

The owner may withdraw all or part of the net account value upon notice to Merrill Lynch Life received prior to the earlier of the annuity date or the death of the owner. For partial withdrawals, the withdrawal must be at least $500, the remaining subaccount value of each subaccount, after adjustment for any market value adjustment and withdrawal charge, must be at least $5,000, and the remaining account value must be at least $15,000. Withdrawals from qualified plans may be restricted. (See "Qualified Plans.") Withdrawals are subject to income tax, and prior to age 59 1/2 may also be subject to a 10% federal penalty tax. (See "Federal Tax Considerations -- Penalty Tax on Certain Withdrawals.")

REPORTS TO OWNERS

At least once each year prior to the annuity date, owners will be sent a report outlining their account value, subaccount values, and current guaranteed interest rates for the subaccounts. The report will not include Merrill Lynch Life financial statements.

FREE LOOK RIGHT

When the owner receives the Contract, it should be reviewed carefully to make sure it is what the owner intended to purchase. Generally, within ten days after the owner receives the Contract, he or she may return it for a refund. Some states allow a longer period of time to return the Contract. For a refund to be made, the Contract must be delivered to Merrill Lynch Life's Service Center or to the Financial Consultant who sold it. Merrill Lynch Life will then refund to the owner all premiums paid into the Contract. The Contract will then be deemed void from the beginning.

                      MERRILL LYNCH LIFE INSURANCE COMPANY

Merrill Lynch Life Insurance Company ("Merrill Lynch Life") is a stock life insurance company organized under the laws of the State of Washington in 1986 and redomesticated under the laws of the State of Arkansas in 1991. Merrill Lynch Life is an indirect wholly owned subsidiary of Merrill Lynch & Co., Inc. ("Merrill Lynch"), a corporation whose common stock is traded on the New York Stock Exchange.

Merrill Lynch Life's home office is in Little Rock, Arkansas. The Service Center's address and phone number are P.O. Box 44222, Jacksonville, Florida 32231-4222, (800) 535-5549.

All communications concerning the Contract should be addressed to Merrill Lynch Life's Service Center.

                          DESCRIPTION OF THE CONTRACT

A.  GENERAL

The Contract is a single premium modified guaranteed annuity contract. The Contract may be issued in connection with either qualified or nonqualified plans. Qualified plans include IRAs and SEPs.

A prospective purchaser may become an owner by providing certain information and forwarding payment of a single premium to Merrill Lynch Life's Service Center. (Purchasers will be asked to confirm in writing the information provided.) Applicants may be required to complete and return a written Contract application in certain circumstances, such as when the Contract is being issued to replace, or in exchange for, another annuity contract. An application is subject to Merrill Lynch Life's acceptance. The rights and benefits of an owner are summarized in the Contract.

B.  PREMIUMS

A Contract will be issued in exchange for a single premium of at least $25,000. If the amount of any single premium is more than $500,000, Merrill Lynch Life reserves the right to limit the amount of the premium. The premium will be allocated to one or more subaccounts as selected by the owner. The minimum allocation to a subaccount is $5,000. Merrill Lynch Life will confirm its receipt of the payment and the subaccounts established for the payment. The Contract does not permit the payment of additional premiums.

C.  SELECTING THE GUARANTEE PERIOD

The owner may select one or more guarantee periods for the single premium or portion thereof. Merrill Lynch Life has discretion to determine the number of guarantee periods it will offer.

Currently, it offers guarantee periods of three and five years (a one year guarantee period is also available at renewal only). Merrill Lynch Life will establish a subaccount corresponding to each guarantee period selected and applicable specified interest rate, which will not be less than 3.0%. Once a guarantee period has been selected, it cannot be changed. Amounts cannot be transferred from one subaccount to another prior to the end of the guarantee period. The owner may, however, withdraw amounts from a subaccount, subject to certain restrictions, a market value adjustment, and a withdrawal charge. (See "Withdrawals," "Market Value Adjustment," and "Withdrawal Charge.")
Withdrawals may have federal income tax consequences, including a 10% penalty on amounts withdrawn. (See "Federal Tax Considerations -- In General." )

D.  SUBACCOUNT AND ACCOUNT VALUES

An owner's account value is the sum of all of his or her subaccount values. Each subaccount value is equal to the amount the owner allocated or transferred to the subaccount (either as part of the single premium or as part of the reinvestment of subaccount value at the end of a guarantee period), plus the interest credited at the guaranteed rate, as adjusted for any prior withdrawals, market value adjustments, and withdrawal charges. Merrill Lynch Life offers a guaranteed interest rate for each subaccount. The minimum guaranteed rate of interest is 3.0%. The owner is credited with the guaranteed interest rate in effect on the date Merrill Lynch Life receives his or her premium or on the renewal date, as applicable. The daily simple interest rate will be computed by dividing the applicable guaranteed interest rate for a subaccount by 365. This rate will be applied to the last contract anniversary subaccount value with adjustments for subsequent withdrawals and credited to the subaccount daily (except on a February 29th) to yield the quoted guaranteed interest rate. Through this formula, interest will be compounded only annually on each contract anniversary.

E.  SUBACCOUNT TRANSFERS

On each subaccount's renewal date, the owner may transfer amounts in that subaccount to one or more subaccounts with guarantee periods of any length then offered by Merrill Lynch Life. The amount transferred will be credited with the interest rate in effect on the renewal date for the subaccount to which the amount is transferred. The guaranteed interest rate for transferred subaccount value may not be the same as the guaranteed interest rate available for initial allocation of a single premium for a guarantee period of the same duration.

Merrill Lynch Life will notify the owner of his or her right to transfer amounts to new subaccounts at least 30 days, but not more than 60 days, prior to the renewal date of a subaccount. Prior to the renewal date, the owner may advise Merrill Lynch Life of the new subaccount or subaccounts to which the subaccount value is to be transferred at the end of the guarantee period. TRANSFERS CANNOT BE MADE TO A GUARANTEE PERIOD WITH A DURATION THAT WILL EXTEND BEYOND THE ANNUITY DATE. The minimum amount that can be transferred to any one subaccount is the lesser of (i) $5,000 or (ii) the total subaccount value at the time of transfer. No withdrawal charge or market value adjustment is applied in connection with such transfers.

SUBACCOUNT VALUES MAY NOT BE TRANSFERRED TO ANOTHER SUBACCOUNT IN FULL OR IN PART PRIOR TO THE END OF THE GUARANTEE PERIOD. Under current administrative procedures, if instructions are not received prior to the renewal date, then on the renewal date, Merrill Lynch Life will transfer the subaccount value to a new subaccount with a one-year guarantee period. However, if instructions are received by the fifth business day after the renewal date, then as of the renewal date, Merrill Lynch Life will transfer the subaccount value to the subaccount or subaccounts selected by the owner. If instructions have not been received by the fifth business day after the renewal date, the subaccount value will remain in the subaccount with a one-year guarantee period. Subject to contractual and federal tax restrictions, the owner may change his or her annuity date so that the guarantee period of the new subaccount will end on or prior to the annuity date. (See "Annuity Provisions -- Change of Annuity Date or Annuity Option.")

F.  DETERMINING GUARANTEED INTEREST RATES

The guaranteed interest rate for a guarantee period will not be less than 3.0%. Merrill Lynch Life has no specific formula for establishing the guaranteed interest rates for the different guarantee periods. The determination made will be influenced by, but not necessarily correspond to, interest rates available on fixed income investments which Merrill Lynch Life may acquire with the amounts it receives as premiums under the Contracts. These amounts will be invested primarily in investment-grade fixed income securities including: securities issued by the United States Government or its agencies or instrumentalities, which issues may or may not be guaranteed by the United States Government; debt securities that have an investment grade, at the time of purchase, within the four highest grades assigned by Moody's Investor Services, Inc. (Aaa, Aa, A or Baa), Standard & Poor's Corporation (AAA, AA, A or BBB), or any other nationally recognized rating service; mortgage-backed securities collateralized by real estate mortgage loans, or securities collateralized by other assets, that are insured or guaranteed by the Federal Home Loan Mortgage Association, the Federal National Mortgage Association, or the Government National Mortgage Association, or that have an investment grade at the time of purchase within the four highest grades described above; other debt instruments; commercial paper; and cash or cash equivalents. Owners will have no direct or indirect interest in these investments. Merrill Lynch Life will also consider other factors in determining the guaranteed rates, including regulatory and tax requirements, sales commissions and administrative expenses borne by Merrill Lynch Life, general economic trends, and competitive factors. MERRILL LYNCH LIFE'S MANAGEMENT WILL MAKE THE FINAL DETERMINATION OF THE GUARANTEED RATES IT DECLARES. MERRILL LYNCH LIFE CANNOT PREDICT OR GUARANTEE THE LEVEL OF FUTURE INTEREST RATES EXCEPT THAT NO SUCH RATE WILL BE LESS THAN 3.0%.

G.  WITHDRAWALS

Subject to certain conditions, an owner may withdraw all or part of his or her net account value prior to the earlier of the annuity date or the death of the owner, upon written notice received at Merrill Lynch Life's Service Center before the annuity date. Withdrawals are subject to income tax, and prior to age 59 1/2 may also be subject to a 10% federal penalty tax. (See "Federal Tax

Considerations -- In General.") For full withdrawals, the withdrawal notice must be accompanied by the Contract.

Partial withdrawals must be at least $500, and each net subaccount value remaining after the withdrawal must be at least $5,000, unless the entire subaccount value is withdrawn. The remaining account value must be at least $15,000. Otherwise, the partial withdrawal will not be permitted. The owner must specify the subaccounts from which the partial withdrawal is to be made. If the owner does not specify, the partial withdrawal will be made from the subaccount with the shortest period of time remaining in its guarantee period until that subaccount has been depleted, from the subaccount with the next shortest period of time remaining in its guarantee period until that subaccount has been depleted, and so forth, continuing until the amount of the partial withdrawal has been reached.

The amount of the withdrawal will be paid to the owner, and any market value adjustment will be made to, and any withdrawal charge will be deducted from, the subaccounts from which the withdrawal is made. Immediately after a partial withdrawal, the value of the subaccount from which a withdrawal is taken will equal the subaccount value prior to the withdrawal, plus or minus any applicable market value adjustment, minus any applicable withdrawal charge, and minus the amount withdrawn. In the case of a request to withdraw the entire amount from a subaccount, the owner receives the net subaccount value (which reflects any adjustments to the subaccount value for the withdrawal charge and market value adjustment applied in connection with such withdrawal). On a full withdrawal, the subaccount value is reduced by the amount withdrawn as well as any applicable withdrawal charge, and the market value adjustment is applied, thereby reducing the subaccount value to zero. (See "Market Value Adjustment" and "Withdrawal Charge.") See Appendix A and Appendix B for examples showing the effect of the withdrawal charge and market value adjustment on the amount of withdrawals.

H.  MARKET VALUE ADJUSTMENT

The Contract provides for the imposition of a market value adjustment, determined by application of the formula described below, in three circumstances:

- Whenever the owner makes a withdrawal from a subaccount, other than one made at, and for which Merrill Lynch Life has received written notice prior to, the end of the guarantee period for that subaccount;

- To subaccount value upon annuitization, if the annuity date is prior to the end of the guarantee period for that subaccount; and

- In the event of payment upon the death of the owner prior to the annuity date, unless the combined market value adjustments of all affected subaccounts would reduce the account value.

The amount of the market value adjustment is determined from the following formula:

                                                n/365
                                           1 + B
                                 A X [1 - (-----)    ]
                                           1 + C

where    "A" is  (i) the amount withdrawn from the net subaccount value, in the case of a partial withdrawal; or (ii) the net subaccount value, in the case of a full withdrawal, death benefit payment, or annuitization;

         "B" is the MVA interest rate in effect at the time the market value adjustment is being applied for a subaccount with a guarantee period for a duration of years represented by "n/365," whether or not those durations are currently offered under the Contract. "n/365" is determined by straight-line interpolation if n/365 is not a whole number (if n/365 is less than 1, we will assume "B" is equal to the MVA interest rate for a one-year guarantee period);

         "C" is the MVA interest rate in effect for the subaccount on the issue date or the last renewal date; and

         "n" is the remaining number of days in the guaranteed period of the subaccount from which the withdrawal is made or to which the adjustment is applied.

MVA Interest Rates. The MVA interest rate for each subaccount to which premium or account value is allocated will be specified in notices sent to contract owners at issue and renewal, respectively. Like guaranteed interest rates, MVA interest rates will be declared by Merrill Lynch Life's management in its sole discretion, and Merrill Lynch Life cannot predict or guarantee the level of future MVA interest rates, which may be greater or less than guaranteed interest rates declared concurrently for the same guarantee period duration. Merrill Lynch Life determines MVA interest rates based on rates on Treasury bonds with durations appropriate to effectuate Merrill Lynch Life's asset-liability matching program with respect to its obligations under the Contracts. In general, the use of MVA interest rates by Merrill Lynch Life to calculate any market value adjustment is intended to preclude certain factors not related to market interest rates per se, such as changes in mortality assumptions, or the use of increased current rates for competitive or other non-market related factors, from affecting the size or direction of any market value adjustment.

The market value adjustment will depend on the relationship, at the time the market value adjustment is being applied, between (i) the MVA interest rate established at issue or renewal for the subaccount from which a withdrawal or payment is being made, to (ii) the MVA interest rate in effect for a time period equal to the remaining duration of the guarantee period of the subaccount from which the withdrawal or payment is being made. Neither the guaranteed interest rate for the subaccount from which a withdrawal or payment is being made, nor any guaranteed interest rate in effect at the time of withdrawal or payment, is used to determine the market value adjustment.

AS A GENERAL RULE, IF INTEREST RATES GO UP, THE MARKET VALUE ADJUSTMENT WILL OPERATE TO DECREASE YOUR SUBACCOUNT VALUE; IF INTEREST RATES GO DOWN, THE MARKET VALUE ADJUSTMENT WILL OPERATE TO INCREASE YOUR SUBACCOUNT VALUE.

Because of the market value adjustment provision of the Contract, the owner bears the investment risk that the MVA interest rates in effect at the time the owner makes a withdrawal from a subaccount or starts receiving annuity payments may be higher than the MVA interest rate of the subaccount to which the market value adjustment is applied. The result is that the owner's subaccount value may be substantially reduced.

Appendix A contains additional information about the operation of the market value adjustment, including examples illustrating the application of the market value adjustment in the context of full withdrawals from a hypothetical subaccount.

I.  WITHDRAWAL CHARGE

A withdrawal charge is imposed if the owner makes a withdrawal from a subaccount other than at the end of a subaccount's guarantee period. No withdrawal charge is imposed if a withdrawal is made at the end of the guarantee period for a subaccount where written notice was received at Merrill Lynch Life's Service Center prior to (or, under current administrative procedures, within five business days after) the renewal date. Currently, withdrawal charges do not apply upon annuitization. However, Merrill Lynch Life reserves the right to apply the withdrawal charge on annuitization to any subaccount if the annuity date is prior to the end of the guarantee period for that subaccount. The withdrawal charge rate is equal to six percent for the duration of each initial and renewal guarantee period. For partial withdrawals from a subaccount, withdrawal charges are determined by multiplying the amount of the withdrawal being taken from a subaccount by the withdrawal charge rate applicable to the guarantee period for that subaccount, or six percent. For a full withdrawal of a subaccount, the amount received is the net subaccount value, which reflects adjustments for the withdrawal charge and any market value adjustment. For a partial withdrawal, the withdrawal charge will be deducted from the remaining value of the subaccounts from which the withdrawal was made. Withdrawal charges do not apply to annuity payments or to any payment made due to the death of the owner. Withdrawal charges apply when a full withdrawal occurs on an annuity date which does not correspond to the renewal date of a guarantee period. Appendix B contains examples which illustrate the calculation of withdrawal charges for a hypothetical subaccount.

J.  PAYMENT ON DEATH

Death Prior to the Annuity Date. Subject to the rights of an owner's surviving spouse in certain circumstances (described below), if an owner dies prior to the annuity date, Merrill Lynch Life will pay the death benefit to the beneficiary. The death benefit is equal to the sum of each subaccount value after market value adjustment; but if the combined effect of the market value adjustments applied to each subaccount would not be positive, no market value adjustment is made. No withdrawal charge will be applied. Payment will be made upon receipt by Merrill Lynch Life of proof of the death of an owner (e.g., a certified copy of the death certificate), and, subject to the special rules applicable to any owner's death (discussed below), will be made in a lump sum unless an annuity option is chosen. If no annuity option is chosen by the 60th day following receipt of the certified death certificate, Merrill Lynch Life reserves the right to automatically pay the death benefit in a lump sum.

In the event of an owner's death, the death benefit generally must be distributed within five years of the death of the owner. The beneficiary may, however, elect to receive the death benefit pursuant to an annuity option under which payments commence within one year of the owner's death and do not extend beyond the life or life expectancy of the beneficiary. If the beneficiary is the surviving spouse of the deceased owner, he or she may choose to receive payments under any of the annuity options of the Contract. (See "Annuity Provisions.") For IRAs, any annuity option chosen by a beneficiary must meet the requirements of the Internal Revenue Code. If the surviving spouse of a deceased owner is the beneficiary, the spouse may choose to become the owner and to continue the Contract in force on the same terms as before the owner's death, in which event no death benefit is paid upon the death of the deceased owner, and the spouse thereafter shall be the owner and the beneficiary, until a new beneficiary is named. If the Contract has more than one owner, the date of death of the owner will be deemed to occur when the first owner dies.

If the annuitant dies prior to the annuity date and the owner is not the annuitant, the owner may designate a new annuitant. If a new annuitant is not designated, the owner will be the annuitant, provided the owner is an individual. If the owner is not an individual, the death of the annuitant will be treated as the death of the owner.

If a beneficiary does not survive the owner, the estate or heirs of the beneficiary have no rights under the Contract. If no beneficiary survives the owner, payment will be made to the owner's estate.

If the owner is not an individual, the annuitant as determined in accordance with Section 72(s) of the Internal Revenue Code (i.e., the individual the events in the life of whom are of primary importance in affecting the timing or amount of distributions under the Contract) will be treated as the owner for purposes of these distribution requirements, and the death of the annuitant will be treated as the death of the owner.

Death After the Annuity Date. If the annuitant dies after the annuity date and the annuitant is not also the owner, the owner may choose either to have any guaranteed amounts remaining unpaid continue to be paid for the amount or period guaranteed or to receive the present value of the remaining guaranteed payments in a lump sum. If an owner dies after the annuity date and while guaranteed amounts remain unpaid, the present value may be paid in a lump sum to the beneficiary, if the beneficiary so elects. Present values will be computed at the interest rate that was used to compute the amount of the initial annuity payment.

K.  ANNUITY PROVISIONS

General. Annuity payments will be paid to the annuitant and will commence on the annuity date. The owner may or may not be the annuitant. The owner designates the annuitant when purchasing the Contract, and may later change the annuitant upon written notice to Merrill Lynch Life, unless the owner is not an individual.

The amount of annuity payments, other than payments made pursuant to the qualified plan option, will be determined by applying the net account value at the annuity date, less any premium taxes, to the annuity option chosen using Merrill Lynch Life's then current annuity rates. Currently, withdrawal charges do not apply upon annuitization. However, Merrill Lynch Life reserves the right to apply the withdrawal charge on annuitization to any subaccount if the annuity date is prior to the end of the guarantee period for that subaccount. Current annuity rates are guaranteed to be no less favorable than the minimum guaranteed annuity rates shown in the annuity tables contained in the Contract and will not be based on an interest rate of less than three percent. Premium taxes imposed by states and local jurisdictions currently range from 0% to 5% depending on the tax treatment of the Contract. In determining the net account value, a market value adjustment will be applied to any subaccount if the annuity date is prior to the end of the guarantee period for that subaccount.

Annuity Date and Annuity Options. For nonqualified contracts, at issue, the annuity date will be the annuitant's 85th birthday and the annuity option will be a life annuity with a 10 year guarantee. For qualified contracts, at issue, the annuity date will be the date the annuitant attains age 70 1/2 and the annuity option will be a life annuity with a 10 year guarantee. THE OWNER MAY CHANGE THE ANNUITY DATE OR THE ANNUITY OPTION ON WRITTEN NOTICE RECEIVED AT MERRILL LYNCH LIFE'S SERVICE CENTER (OR BY TELEPHONE, ONCE A PROPER AUTHORIZATION FORM IS SUBMITTED TO THE SERVICE CENTER) AT ANY TIME PRIOR TO THE
ANNUITY DATE.   Merrill Lynch Life currently permits owners to select an
annuity date that is any day of a calendar month. It may not be later than the annuitant's 85th birthday. Changes of the annuity date are subject to federal tax restrictions. (See "Federal Tax Considerations.")

Annuity Options. The owner may select any one of the following annuity options or any other option satisfactory to the owner and Merrill Lynch Life. For qualified contracts, certain restrictions may apply.

PAYMENTS OF A FIXED AMOUNT: Equal payments in the amount chosen will be made until the net account value applied under this option, adjusted for interest credits and prior annuity payments, is exhausted. The period over which payments are made must be at least five years.

PAYMENTS FOR A FIXED PERIOD: Payments will be made for the period chosen. The period must be at least five years.

*LIFE ANNUITY: Payments will be made for the life of the annuitant. Payments will cease with the last payment due prior to the annuitant's death.

LIFE ANNUITY WITH PAYMENTS GUARANTEED FOR 10 OR 20 YEARS: Payments will be made for the guaranteed period chosen (10 or 20 years) and as long thereafter as the annuitant lives.

LIFE ANNUITY WITH GUARANTEED RETURN OF NET ACCOUNT VALUE: Payments will be made until the sum of the annuity payments equals the net account value applied under this option, and as long thereafter as the annuitant lives.

*JOINT AND SURVIVOR LIFE ANNUITY: Payments will be made during the lifetimes of the annuitant and a designated second person. Payments will continue as long as either is living.

QUALIFIED PLAN OPTION: This option is available only under qualified contracts. Payments may be based on (a) the life expectancy of the annuitant,
(b) the joint life expectancy of the annuitant and his or her spouse, or (c) the life expectancy of the surviving spouse if the annuitant dies before the annuity date. Payments will be made annually. Each payment will be equal to the net account value on the first day of the calendar year divided by applicable current life expectancy based on Internal Revenue Service regulations. Each subsequent payment will be made on the anniversary of the annuity date. Interest will be credited at Merrill Lynch Life's then current rate for this option. The rate will not be less than three percent. On death of the measuring life or lives, any unpaid net account value will be paid to the beneficiary in a lump sum.

*THESE OPTIONS ARE LIFE ANNUITIES UNDER WHICH IT IS POSSIBLE FOR THE ANNUITANT TO RECEIVE ONLY ONE ANNUITY PAYMENT IF THE ANNUITANT (OR THE ANNUITANT AND A DESIGNATED SECOND PERSON) DIES AFTER THE FIRST PAYMENT, OR TO RECEIVE ONLY TWO ANNUITY PAYMENTS IF THE ANNUITANT (OR THE ANNUITANT AND A DESIGNATED SECOND PERSON) DIES AFTER THE SECOND PAYMENT, AND SO ON. ACCORDINGLY, YOU SHOULD CAREFULLY CONSIDER WHETHER THESE OPTIONS WILL MEET YOUR FINANCIAL NEEDS.

Minimum Annuity Payments. Annuity payments will be made monthly beginning on the annuity date unless the owner chooses less frequent payments or the qualified plan option, provided that if any payment would be less than $50, Merrill Lynch Life may change the frequency so payments are at least $50 each. If the net account value to be applied at the annuity date is less than $5,000, Merrill Lynch Life may elect to pay that amount in a lump sum. (For tax consequences of a lump sum payment, see "Federal Tax Considerations.")

Annuity Rates. Annuity rates will be no less favorable than those shown in the annuity tables contained in the Contract and will not be based on an interest rate of less than three percent. Those tables show the minimum guaranteed amount of each monthly payment for each $1,000 applied according to the age and sex of the annuitant at the annuity date. The tables are based on the 1983 Table "a" projected forward to 1995 for Individual Annuity Valuation, set back one year, with interest at three percent. When required by law, Merrill Lynch Life will use annuity tables that do not differentiate on the basis of sex.

The Contract contains a formula for adjusting the age of the annuitant based on the annuity date for purposes of determining minimum monthly annuity payments. If the annuity date is prior to the year 2000, there is no age adjustment. If the annuity date is between the years 2000 and 2009, the annuitant's age is reduced by one year. For each decade thereafter, the annuitant's age is reduced one additional year. The maximum age adjustment is four years.

An age adjustment results in a reduction in the minimum monthly annuity payments that would otherwise be made. Therefore, if the rates Merrill Lynch Life is using are the minimum rates shown in the annuity tables contained in the Contract, it may be advantageous for the owner to designate an annuity date that immediately precedes the date on which an age adjustment would occur under the Contract. For example, the annuity payment rates in the annuity tables for an annuitant with an annuity date in the year 2010 are the same as those for an annuity date twelve months earlier, even though the annuitant is one year older, because the new decade results in the annuitant's age being reduced by an additional year. Current annuity rates, unlike the guaranteed rates, do not involve any age adjustment.

Proof of Age, Sex and Survival. Merrill Lynch Life may require satisfactory proof of the age, sex, or survival of any person on whose continued life any payment under the Contract depends.

Misstatement of Age or Sex. If the age or sex of an annuitant is misstated, annuity payments will be adjusted to reflect the correct age and sex. Any amount overpaid as the result of such misstatement will be deducted from subsequent payments until recovered. Any amount underpaid will be paid in full with the next payment due. Interest on the overpayment will be charged at the rate of four percent per year. Interest on an underpayment will be paid at the rate of four percent per year.

L.  OTHER PROVISIONS

Beneficiary. The beneficiary is the person or persons named in the Contract application to whom payment is to be made upon the death of the owner. Unless a beneficiary has been irrevocably designated, the beneficiary may be changed while the owner is alive. The change of a beneficiary who was named by the owner irrevocably may only be made with the written consent of the beneficiary. The beneficiary has no ownership rights under the Contract. The estate or heirs of a beneficiary who dies prior to the owner have no rights under the Contract. However, if a beneficiary survives the owner but dies before the Contract's proceeds are distributed, the estate or heirs of such beneficiary are entitled to that portion of the Contract's proceeds that would otherwise have been paid to such beneficiary.
If no beneficiary survives the owner, payment will be made to the owner's estate. Certain restrictions may apply in the case of qualified contracts.

Assignment. Upon notice to Merrill Lynch Life, the owner may make a collateral assignment of his or her rights under the Contract by transferring the Contract to a creditor as a security for a debt. If the Contract is issued pursuant to a qualified plan, the owner's rights under the Contract may not be assigned, pledged, or transferred, unless permitted by law. A collateral assignment does not change ownership of the Contract. The rights of a collateral assignee have priority over the rights of a beneficiary. No amounts payable under the Contract to a payee other than the owner may be assigned by that payee, nor will they be subject to the claims of creditors or to legal process, except to the extent permitted by law. A collateral assignment may have federal income tax consequences. (See "Federal Tax Considerations -- Transfers, Assignments, or Exchanges of a Contract.")

Notices and Elections. Generally, to be effective, all notices, changes, and choices the owner makes under the Contract must be in writing, signed by the proper party, and received at Merrill Lynch Life's Service Center. However, an owner (and, once a proper authorization form is submitted to Merrill Lynch Life's Service Center, an owner's Financial Consultant) may select by telephone the subaccounts to which the subaccount value at the end of a guarantee period is to be transferred and may also select by telephone the subaccounts from which any partial withdrawals are to be made. In addition, choices regarding changes of annuity date may also be made by telephone. Notices, changes, and choices relating to beneficiaries, ownership, and the annuitant will take effect as of the date signed unless Merrill Lynch Life has already acted in reliance on the prior status. Changes relating to annuity date will take effect as of the date received, unless Merrill Lynch Life has already acted in reliance on the prior status.

Amendment of the Contract. Merrill Lynch Life may amend the Contracts at any time as may be necessary to conform to any applicable law, regulation, or ruling issued by a government agency or court.

Deferral of Payments. All sums payable by Merrill Lynch Life are payable at its Service Center. Merrill Lynch Life may require return of a Contract prior to making payment. Merrill Lynch Life may defer payments of partial or full withdrawals for up to six months.

Free Look Right. When the owner receives the Contract, it should be reviewed carefully to make sure it is what the owner intended to purchase. Generally, within ten days after the owner receives the Contract, he or she may return it for a refund. Some states allow a longer period of time to return the Contract. The Contract must be delivered to Merrill Lynch Life's Service Center or to the Financial Consultant who sold it for a refund to be made. Merrill Lynch Life will then refund to the owner all premiums paid into the Contract. The Contract will then be deemed void from the beginning. If an owner exercises his or her free look right, that owner may not submit another application with the same annuitant for ninety days.

Guarantee of Contracts. The federal government or its instrumentalities do not guarantee the Contracts. Merrill Lynch Life backs the guarantees associated with the Contracts.

                         DISTRIBUTION OF THE CONTRACTS

Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S") is the principal underwriter of the Contract. It was organized in 1958 under the laws of the state of Delaware and is registered as a broker-dealer under the Securities Exchange Act of 1934. It is a member of the National Association of Securities Dealers, Inc. ("NASD"). MLPF&S' principal business address is World Financial Center, 250 Vesey Street, New York, New York 10281.

Contracts are sold by registered representatives (Financial Consultants) of MLPF&S who are also licensed through various Merrill Lynch Life Agencies ("MLLA") as insurance agents for Merrill Lynch Life. Merrill Lynch Life has entered into a distribution agreement with MLPF&S and companion sales agreements with MLLA through which agreements the Contracts are sold and the Financial Consultants are compensated by MLLA and/or MLPF&S. The maximum commission paid to a Financial Consultant in connection with sale of a contract is 1.13% of each premium. In addition, the maximum compensation paid to a Financial Consultant for each renewal is 0.23% of account value reinvested, payable annually. Commissions may be paid in the form of non-cash compensation.

The maximum commission Merrill Lynch Life will pay to the applicable insurance agency to be used to pay commissions to Financial Consultants is 2.5% of each premium. In addition, the maximum compensation Merrill Lynch Life will pay to the applicable insurance agency to be used to pay compensation to Financial Consultants for reinvestment is 0.4% of subaccount value reinvested, payable annually.

MLPF&S may arrange for sales of the Contract by other broker-dealers who are registered under the Securities Exchange Act of 1934 and are members of the NASD.

                           FEDERAL TAX CONSIDERATIONS

INTRODUCTION

The following discussion is general and is not intended as tax advice.

This discussion is not intended to address the tax consequences resulting from all of the situations in which a person may be entitled to or may receive a distribution under the Contract. Any person concerned about these tax implications should consult a competent tax adviser before initiating any transaction. This discussion is based upon Merrill Lynch Life's understanding of the present federal income tax laws as they are currently interpreted by the Internal Revenue Service. No representation is made as to the likelihood of the continuation of the present federal income tax laws or of the current interpretation by the Internal Revenue Service. Moreover, no attempt has been made to consider any applicable state or other tax laws.

MERRILL LYNCH LIFE DOES NOT MAKE ANY GUARANTEE REGARDING THE TAX STATUS OF ANY CONTRACT OR ANY TRANSACTION INVOLVING THE CONTRACTS.

The Contract may be purchased on a nonqualified tax basis ("nonqualified contract") or purchased and used in connection with certain plans qualifying for favorable tax treatment ("qualified contract"). The qualified contracts are designed for use by individuals whose premium payment is comprised solely of contributions under Individual Retirement Annuities or Accounts (IRAs) and Simplified Employee Pensions (SEPs) under Sections 408(a), 408(b), and 408(k) of the Internal Revenue Code, and/or proceeds from retirement plans which are intended to qualify as plans entitled to special income tax treatment under Sections 401, 403, 404, 408, or 457 of the Internal Revenue Code. The ultimate effect of federal income taxes on the amounts held under a Contract, on annuity payments, and on the economic benefit to the owner, the annuitant, or the beneficiary depends on the type of retirement plan, on the tax and employment status of the individual concerned, and on Merrill Lynch Life's tax status. In addition, certain requirements must be satisfied in purchasing a qualified contract with proceeds from a tax qualified plan and receiving distributions from a qualified contract in order to continue receiving favorable tax treatment. Therefore, purchasers of qualified contracts should seek competent legal and tax advice regarding the suitability of a Contract for their situation, the applicable requirements, and the tax treatment of the rights and benefits of a Contract. The following discussion assumes that qualified contracts are purchased with proceeds from and/or contributions under retirement plans that qualify for the intended special federal income tax treatment.

TAXATION OF MERRILL LYNCH LIFE

Merrill Lynch Life is taxed as a life insurance company under Part I of Subchapter L of the Internal Revenue Code. The assets underlying the Contracts will be owned by Merrill Lynch Life. The income earned on such assets will be income to Merrill Lynch Life.

TAX STATUS OF THE CONTRACT

Merrill Lynch Life believes that the Contract will be treated as an annuity contract and that Merrill Lynch Life will be treated as owning the assets supporting the Contract for federal income tax purposes. Merrill Lynch Life, however, reserves the right to modify the Contract as necessary to prevent the contract owner from being considered the owner of the assets supporting the Contract for federal tax purposes.

Furthermore, in order to be treated as an annuity contract for federal income tax purposes, Section 72(s) of the Internal Revenue Code requires any nonqualified contract to provide that (a) if any owner dies on or after the annuity commencement date but prior to the time the entire interest in the Contract has been distributed, the remaining portion of such interest will be distributed at least as rapidly as under the method of distribution being used as of the date of that owner's death; and (b) if any owner dies prior to the annuity commencement date, the entire interest in the Contract will be distributed within five years after the date of the owner's death. These requirements will be considered satisfied as to any portion of the owner's interest which is payable to or for the benefit of a "designated beneficiary" and which is distributed over the life of such "designated beneficiary" or over a period not extending beyond the life expectancy of that beneficiary, provided that such distributions begin within one year of that owner's death. The owner's "designated beneficiary" (referred to herein as the "beneficiary") is the person designated by such owner as a beneficiary and to whom the owner's interest in the Contract passes by reason of death and must be a natural person. However, if the beneficiary is the surviving spouse of the owner, the Contract may be continued with the surviving spouse as the new owner. Solely for purposes of applying the provisions of Section 72(s) of the Code, when nonqualified contracts are held by other than a natural person, the death of the annuitant is treated as the death of the owner.

The nonqualified contracts contain provisions which are intended to comply with the requirements of Section 72(s) of the Internal Revenue Code, although no regulations interpreting these requirements have yet been issued. Merrill Lynch Life intends to review such provisions and modify them if necessary to assure that they comply with the requirements of Internal Revenue Code Section 72(s) when clarified by regulation or otherwise.

Other rules may apply to qualified contracts.

THE FOLLOWING DISCUSSION ASSUMES THAT THE CONTRACTS WILL QUALIFY AS ANNUITY CONTRACTS FOR FEDERAL INCOME TAX PURPOSES.

FEDERAL TAXES

a.  In General

Section 72 of the Internal Revenue Code governs taxation of annuities in general. Merrill Lynch Life believes that an owner who is a natural person generally is not taxed on increases in the value of a Contract until distribution occurs by withdrawing all or part of the account value (e.g., partial withdrawals and surrenders) or as annuity payments under the annuity option elected. For this purpose, the assignment, pledge, or agreement to assign or pledge any portion of the account value (and in the case of a qualified contract, any portion of an interest in the qualified plan) generally will be treated as a distribution. The taxable portion of a distribution (in the form of a single sum payment or an annuity) is taxable as ordinary income. Additionally, certain transfers of a Contract for less than full and adequate consideration, such as a gift, will generate tax on the excess of the net account value over the owner's "investment in the contract" (discussed below).

An owner in any annuity contract who is not a natural person generally must include in income any increase in the excess of the Contract's account value over the "investment in the contract" during the taxable year. There are some exceptions to this rule and a prospective owner that is not a natural person may wish to discuss these with a competent tax adviser.

The following discussion generally applies to Contracts whose owners are natural persons.

b.  Partial Withdrawals and Surrenders

In the case of a partial withdrawal or surrender under a qualified contract, under Section 72(e) of the Internal Revenue Code a ratable portion of the amount received is taxable, generally based on the ratio of the "investment in the contract" to the owner's total accrued benefit or balance under the retirement plan. The "investment in the contract" generally equals the portion, if any, of any premium payments paid by or on behalf of any individual under a Contract which was not excluded from the individual's gross income.
For Contracts issued in connection with qualified plans, a owner's "investment in the contract" can be zero. Special tax rules may be available for certain distributions under qualified contracts.

In the case of a partial withdrawal under a nonqualified contract before the annuity date, under Internal Revenue Code Section 72(e) amounts received are generally first treated as taxable income to the extent that the account value immediately before the partial withdrawal (increased by the net excess, if any, of the sum of all market value adjustments that increase any subaccount value over the sum of all market value adjustments that decrease any subaccount value which result from the partial withdrawal) exceeds the "investment in the contract" at that time. Any additional amount withdrawn is not taxable.

IT IS IMPORTANT TO NOTE THAT THE CONTRACT IS AN INTEGRATED ANNUITY CONTRACT AND THAT THEREFORE IN DETERMINING THE EXTENT TO WHICH A WITHDRAWAL FROM ONE SUBACCOUNT IS TAXABLE, THE ACCOUNT VALUE AND "INVESTMENT IN THE CONTRACT" FOR THE ENTIRE CONTRACT, NOT JUST THE SUBACCOUNT FROM WHICH THE WITHDRAWAL IS MADE, WILL BE TAKEN INTO ACCOUNT.

In the case of a surrender under a nonqualified contract, under Section 72(e) amounts received are generally treated as taxable income to the extent the net amount received exceeds the "investment in the contract" at that time.

c.  Annuity Payments

Although tax consequences may vary depending on the annuity option elected under the Contract, under Internal Revenue Code Section 72(b), generally gross income does not include that part of any amount received as an annuity under an annuity contract that bears the same ratio to such amount as the investment in the contract bears to the expected return at the annuity date. In this respect (prior to recovery of the investment in the contract), there is generally no tax on the amount of each payment which represents the same ratio that the "investment in the contract" bears to the total expected value of the annuity payments for the term of the payments; however, the remainder of each income payment is taxable. In all cases, after the "investment in the contract" is recovered, the full amount of any additional annuity payments is taxable.

d.  Penalty Tax on Certain Withdrawals

In the case of a distribution under a nonqualified contract, there may be imposed a federal penalty tax equal to 10% of the amount treated as taxable income. In general, however, there is no penalty tax on distributions: (1) made on or after the date on which the owner attains age 59 1/2; (2) made as a result of death or disability of the owner; (3) received in substantially equal periodic payments over the life or life expectancy of the owner (or joint life or life expectancy of the owner and a designated beneficiary). In certain circumstances, other exceptions may apply. Other tax penalties may apply to certain distributions under a qualified contract.

e.  Taxation of Death Benefit Proceeds

Amounts may be distributed from a Contract because of the death of the owner or, if the owner is not an individual, the annuitant. Generally, such amounts are includable in the income of the recipient as follows: (1) if distributed in a lump sum, they are taxed in the same manner as a full surrender of the Contract, as described above, or (2) if distributed under an annuity option, they are taxed in the same manner as annuity payments, as described above.

f.  Transfers, Assignments, or Exchanges of a Contract

A transfer of ownership of a Contract, the designation of an annuitant, payee or other beneficiary who is not also the owner, or the exchange of a Contract (or this Contract along with one or more other annuity contracts) for one or more new annuity contracts may result in certain tax consequences to the owner that are not discussed herein. An owner contemplating any such transfer, assignment, or exchange of a Contract should contact a competent tax adviser with respect to the potential tax effects of such a transaction.

g.  Multiple Contracts

All nonqualified annuity contracts that are issued by Merrill Lynch Life (or its affiliates) to the same owner during any calendar year are treated as one annuity Contract for purposes of determining the amount includable in gross income under Section 72(e) of the Internal Revenue Code. In addition, the Treasury Department has specific authority to issue regulations that prevent the avoidance of Section 72(e) through the serial purchase of annuity Contracts or otherwise. Congress has also indicated that the Treasury Department may have authority to treat the combination purchase of an immediate annuity Contract and a separate deferred annuity Contract as a single annuity Contract under its general authority to prescribe rules as may be necessary to enforce the income tax laws.

h.  Withholding

Unless the owner elects to the contrary, the taxable portion of any amounts received under the Contract will be subject to withholding to meet federal and state income tax obligations. The rate of withholding on annuity payments will generally be determined on the basis of the withholding certificate filed by the owner with Merrill Lynch Life. If no such certificate is filed, the owner will be treated, for purposes of determining the withholding rate, as a married person with three exemptions.

The rate of withholding on all other payments made under the Contract, such as amounts received upon withdrawals, will generally be 10%. Thus, if the owner fails to elect that there be no withholding, Merrill Lynch Life will withhold from every withdrawal or annuity payment the appropriate percentage of the amount of the payment that is taxable. Merrill Lynch Life will provide the owner with forms and instructions concerning the right to elect that no amount be withheld from payments. Generally, there will be no withholding for taxes until payments are actually received under the Contract.

i.  Possible Changes in Taxation

In past years, legislation has been proposed that would have adversely modified the federal taxation of certain annuities. For example, one such proposal would have changed the tax treatment of nonqualified annuities that did not have "substantial life contingencies" by taxing income as it is credited to the annuity. Although, as of the date of this prospectus, Congress is not actively considering any legislation regarding the taxation of annuities, there is always the possibility that the tax treatment of annuities could change by legislation or other means (such as Internal Revenue Service regulation, revenue rulings, judicial decisions, etc.). Moreover, it is also possible that any change could be retroactive (that is, effective prior to the date of the change).

j.  Other Tax Consequences

As noted above, the foregoing discussion of the federal income tax consequences under the Contract is not exhaustive and special rules are provided with respect to other tax situations not discussed in this Prospectus. Further, the federal income tax consequences discussed herein reflect Merrill Lynch Life's understanding of current law and the law, or its interpretation by the

Internal Revenue Service, may change. Federal estate and state and local income, estate, inheritance, and other tax consequences of ownership or receipt of distributions under a Contract depend on the individual circumstances of each owner or recipient of the distribution. A competent tax adviser should be consulted for further information.

QUALIFIED PLANS

The Contract is designed for use with several types of qualified plans. These retirement plans, described briefly below, may permit the purchase of the Contracts to accumulate retirement savings under the plans. Adverse tax or other legal consequences to the plan, to the owner, or to both may result if the Contract is assigned or transferred to any individual as a means to provide benefit payments, unless the plan complies with all legal requirements applicable to such benefits prior to transfer of the Contract. The tax rules applicable to owners in qualified plans, including restrictions on contributions and benefits, taxation of distributions, and any tax penalties, vary according to the type of plan and the terms and conditions of the plan itself. Various tax penalties may apply to: contributions in excess of specified limits; aggregate distributions in excess of $150,000 annually (except in 1997, 1998, and 1999), as increased from time to time to reflect increases in the cost of living; distributions that do not satisfy specified requirements; and certain other transactions with respect to qualified plans. Therefore, no attempt is made to provide more than general information about the use of the Contracts with the various types of qualified plans. Owners, annuitants, and beneficiaries are cautioned that the rights of any person to any benefits under qualified plans may be subject to the terms and conditions of the plans themselves, regardless of the terms and conditions of the Contract. Some retirement plans are subject to distribution and other requirements that are not incorporated into Merrill Lynch Life's administration procedures. Owners and beneficiaries are responsible for determining that contributions, distributions and other transactions with respect to the Contracts comply with applicable law. When issued in connection with a qualified plan, a Contract will be amended as necessary to conform to the requirements of the Internal Revenue Code.

Section 408 of the Internal Revenue Code permits eligible individuals to contribute to individual retirement programs known as an IRAs. Employers may establish SEPs to provide IRA contributions on behalf of their employees.
Also, distributions from certain other types of qualified plans may be "rolled over" on a tax-deferred basis into an IRA. Sales of the Contracts for use with or as IRAs may be subject to special disclosure requirements of the Internal Revenue Service. Purchasers of the Contract for use with or as IRAs will be provided with supplemental information required by the Internal Revenue Service or other appropriate agency. Such purchasers will have the right to revoke their purchase within 7 days of the earlier of the establishment of the IRA or their purchase. Purchasers should seek competent advice as to the suitability of the Contract for use with or as IRAs.

Restrictions under Qualified Contracts

Other restrictions with respect to the election, commencement, or distribution of benefits may apply under qualified contracts or under the terms of the plans in respect of which qualified contracts are issued.

                                 PREMIUM TAXES

Various states, municipalities and jurisdictions impose a premium tax on annuity premiums when they are received by an insurance company. In other jurisdictions, a premium tax is paid on the account value on the annuity date.

Merrill Lynch Life will pay these taxes when due, and a charge for any premium taxes imposed by a state, local government or jurisdiction will be deducted from account value on the annuity date. Premium tax rates vary from jurisdiction to jurisdiction and currently range from 0% to 5%. Premium tax rates are subject to change by law, administrative interpretations, or court decisions. Premium tax amounts will depend on, among other things, the owner's state or jurisdiction of residence, Merrill Lynch Life's status within that state or jurisdiction, and the premium tax laws of that state or jurisdiction.

           EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974 PROVISIONS

The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes fiduciary, prohibited transaction, and other requirements with respect to employee benefit plans to which it applies. In certain circumstances these requirements may be applicable to the management of an insurance company account. Merrill Lynch Life believes that the account established for the Contracts is a guaranteed contract separate account within the meaning of Prohibited Transaction Class Exemption 81-82 and that assets attributed to the account will not be treated as "plan assets" under regulations promulgated by the Department of Labor. Prior to purchasing a Contract, however, the fiduciary responsible for investments of a plan subject to ERISA should become fully informed regarding the relevant terms of the Contract, including the market value adjustment and withdrawal charge, and should take account of the anticipated liquidity needs of the plan in determining whether to purchase the Contract.

                               LEGAL PROCEEDINGS

There is no material pending litigation to which Merrill Lynch Life is a party or of which any of its property is the subject, and there are no legal proceedings contemplated by any governmental authorities against Merrill Lynch Life of which it has any knowledge.

                                 LEGAL MATTERS

The organization of Merrill Lynch Life, its authority to issue the Contracts, and the validity of the form of the Contracts have been passed upon by Barry G. Skolnick, Merrill Lynch Life's Senior Vice President and General Counsel. Sutherland, Asbill & Brennan LLP of Washington, D.C. has provided advice on certain matters relating to federal securities laws.

                                    EXPERTS

The financial statements of Merrill Lynch Life as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996 incorporated by reference into this Prospectus have been audited by __________ _________, independent auditors, as stated in their report appearing herein, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. _________________ ______'s principal business address is _____________________________________
______________. Other financial statements incorporated by reference into this Prospectus are unaudited.

                             REGISTRATION STATEMENT

The registration statement has been filed with the Securities and Exchange Commission under the Securities Act of 1933 that relate to the Contract. This Prospectus does not contain all of the information in the registration statement as permitted by Securities and Exchange Commission regulations. The omitted information can be obtained from the Securities and Exchange Commission's principal office in Washington, D.C., upon payment of a prescribed fee.

                                   APPENDIX A

                     MARKET VALUE ADJUSTMENT ILLUSTRATIONS

A.       DISCUSSION

                 Relationship Between MVA Interest Rates. The market value adjustment may result in either an increase or decrease in subaccount value, and depends on the relationship, at the time the market value adjustment is being applied, between (i) the MVA interest rate established at issue or renewal for the subaccount from which a withdrawal or payment is being made, to
(ii) the MVA interest rate in effect for a time period equal to the remaining duration of the guarantee period of the subaccount from which the withdrawal or payment is being made. If (i) above is lower than (ii), application of the market value adjustment will result in an decrease in subaccount value; if (i) is higher than (ii), application of the market value adjustment will result in an increase in subaccount value. Neither the guaranteed interest rate for the subaccount from which a withdrawal or payment is being made, nor any guaranteed interest rate in effect at the time of withdrawal or payment, is used to determine the market value adjustment.

                 Remaining Period of Time in a Guarantee Period. In order to determine (ii) above, if the remaining period of time in the guarantee period is a whole number of years, Merrill Lynch Life uses the current MVA interest rate in effect for that time period. If the remaining period of time in the guarantee period is not a whole number of years, the current MVA interest rate is derived by straight line interpolation (see below). If the remaining period of time is less than one year, Merrill Lynch Life uses the current MVA interest rate in effect for a guarantee period of one year. For example, if the remaining period is 4.75 years, the interpolated MVA interest rate will be equal to the sum of one-fourth of the four year rate and three-fourths of the five year rate. If the four year MVA interest rate were 5.8% and the five year MVA interest rate were 6.0%, the interpolated rate would be 5.95% (5.8% times
0.25 plus 6.0% times 0.75).

B.       MARKET VALUE ADJUSTMENT FORMULA

         As discussed in the prospectus, the market value adjustment is determined by the following formula:

                                               n/365
                                          1 + B
                                A x [1 - (-----)    ]
                                          1 + C

         Where:

         "n" is the remaining number of days in the guaranteed period of the subaccount from which the withdrawal is made or to which the adjustment is applied;

         "A" is (i) the amount withdrawn from the net subaccount value, in the case of a partial withdrawal; or (ii) the net subaccount value, in the case of a full withdrawal, death benefit payment, or annuitization;

         "B" is the MVA interest rate in effect at the time the market value adjustment is being applied for a subaccount with a guarantee period for a duration of years represented by "n/365," whether or not those durations are currently offered under the Contract ("n/365" is determined as described above if "n/365" is not a whole number); and

         "C" is the MVA interest rate in effect for the subaccount on the issue date or the last renewal date.

C.       EXAMPLES

         1. MVA Interest Rates Increase. Assume a $10,000 partial withdrawal is made from a five year guarantee period subaccount with three years (1,095 days) remaining in its guarantee period and an MVA interest rate at issue of 6.2%. Assume that the MVA interest rate currently in effect (at the time of the withdrawal) for a three year guarantee period is 8.2%. Based on these facts, the following values would be assigned to the market value adjustment formula described above:

                                  n =  1,095                        C =  .062
                                  A =  $10,000                      B =  .082

                 Using these assigned values, the market value adjustment would equal -$575.68 (as calculated below). Since this figure is a negative number, it is subtracted from the remaining subaccount value, together with any applicable withdrawal charge.

                                                   1,095/365
                                           1 + .082
                           $10,000 x [1 - (--------)        ] = -$575.68
                                           1 + .062

         2. MVA Interest Rates Decrease. Based on the same facts as example one, assume instead that the MVA interest rate currently in effect (at the time of the withdrawal) for a three year guarantee period is 4.2%. Based on these facts, the following values would be assigned to the market value adjustment formula described above:

                                  n =  1,095                        C =  .062
                                  A =  $10,000                      B =  .042

                 Using these assigned values, the market value adjustment would equal $554.40 (as calculated below). Since this figure is a positive number, it is added to the remaining subaccount value. The subaccount value, however, will be reduced by any applicable withdrawal charge.

                                                   1,095/365
                                           1 + .042
                           $10,000 x [1 - (--------)        ] = $544.40
                                           1 + .062


C.       IMPACT ON ACCOUNT VALUE

         The tables below are designed to show the impact of the market value adjustment and withdrawal charge on a single premium of $25,000, assuming a full withdrawal at the end of each year shown. Table 1 assumes the premium is allocated to a subaccount with a 5 year guarantee period with a guaranteed rate of interest of 5.4% and an MVA interest rate at issue of 6.0%. Table 2 assumes premium is allocated to a subaccount with a 3 year guarantee period with a guaranteed rate of interest of 5.1% and an MVA interest rate at issue of 5.9%. The market value adjustments are based on interpolated current MVA interest rates ("B" in the market value adjustment formula) of 4.0%, 6.0%, and 8.0% in the 5 year guarantee period table (see Table 1 below) and 3.9%, 5.9%, and 7.9% in the 3 year guarantee period table (see Table 2 below). The net subaccount values shown in the tables are the maximum amounts available as cash withdrawals. Although the withdrawal charge is in each case a fixed percentage of the amount withdrawn, the actual amount of the withdrawal charge that would apply for full withdrawals at the end of each year would vary as a result of the market value adjustment, which is imposed before the withdrawal charge on full withdrawals. Values shown in the tables have been rounded to the nearest dollar. As a result, the figures under the net subaccount value columns may not precisely equal amounts set forth in the subaccount value, plus the market value adjustment, less the withdrawal charge columns.

                                    TABLE 1

                         ---------------------------------------------------------------------------------------------
                                                    Assumed Guaranteed Interest Rate = 5.4%
                                                    Assumed Issue MVA Interest Rate = 6.0%
                         ---------------------------------------------------------------------------------------------
                                Market Value Adjustments, Withdrawal Charges and Net Subaccount Value Based On
                                                 Interpolated Current MVA Interest Rates of:
                         ---------------------------------------------------------------------------------------------
                                     4.0%                            6.0%                            8.0%
                         ---------------------------------------------------------------------------------------------
                         Market                 Net      Market                 Net      Market                 Net
  End of        Sub-      Value      With-      Sub-      Value     With-       Sub-      Value     With-       Sub-
Certificate   account    Adjust-    drawal    account    Adjust-    drawal    account    Adjust-    drawal    account
   Year        Value      ment      Charge     Value      ment      Charge     Value      ment      Charge     Value
----------------------------------------------------------------------------------------------------------------------
          1     26,350     1,959      1,602     26,707         0      1,492     24,858    -1,798      1,390     23,162
          2     27,773     1,536      1,659     27,650         0      1,572     26,201    -1,433      1,491     24,849
          3     29,273     1,070      1,718     28,625         0      1,657     27,616    -1,015      1,599     26,658
          4     30,853       559      1,778     29,634         0      1,746     29,107      -540      1,716     28,598
          5     32,519         0          0     32,519         0          0     32,519         0          0     32,519
----------------------------------------------------------------------------------------------------------------------



                                    TABLE 2


                         ---------------------------------------------------------------------------------------------
                                                    Assumed Guaranteed Interest Rate = 5.1%
                                                    Assumed Issue MVA Interest Rate = 5.9%
                         ---------------------------------------------------------------------------------------------
                                Market Value Adjustments, Withdrawal Charges and Net Subaccount Value Based On
                                                      Interpolated Current MVA Rates of:
                         ---------------------------------------------------------------------------------------------
                                     3.9%                            5.9%                            7.9%
                         ---------------------------------------------------------------------------------------------
                         Market                 Net      Market                 Net      Market                 Net
  End of        Sub-      Value      With-      Sub-      Value     With-       Sub-      Value     With-       Sub-
Certificate   account    Adjust-    drawal    account    Adjust-    drawal    account    Adjust-    drawal    account
   Year        Value      ment      Charge     Value      ment      Charge     Value      ment      Charge     Value
----------------------------------------------------------------------------------------------------------------------
          1     26,275       961      1,542     25,695         0      1,487     24,788      -912      1,436     23,927
          2     27,615       501      1,591     26,524         0      1,563     26,052      -483      1,536     25,596
          3     29,023         0          0     29,023         0          0     29,023         0          0     29,023
----------------------------------------------------------------------------------------------------------------------



The formulas used in determining the amounts shown in the above tables are as follows:

      (1)     Net subaccount value =               Subaccount Value
                                     ------------------------------------------
                                                                          n/365
                                             1 + Current MVA Interest Rate
                                     0.06 + (-----------------------------)
                                             1 + Issue MVA Interest Rate

                 Where "n" is the number of days remaining in the guaranteed period of the subaccount, but not less than 365.

         (2)     withdrawal charge =   net subaccount value  x 0.06


         (3)     market value adjustment =

                                                                     n/365
                                        1 + Current MVA Interest Rate
           net subaccount value x [1 - (-----------------------------)   ]
                                         1 + Issue MVA Interest Rate


         (4) "n" is the number of days remaining in the guarantee period of the subaccount, but not less than 365.

                                   APPENDIX B

                   EXAMPLES OF WITHDRAWAL CHARGE CALCULATION

         The two examples below assume that a single premium of $25,000 has been paid under the Contract. The premium is allocated to a subaccount with a 5 year guarantee period with a guaranteed rate of interest of 6.0% and an MVA interest rate at issue of 6.2%. Example 1 assumes a partial withdrawal of $5,000 is taken at the end of the third certificate year. Example 2 assumes a full withdrawal is taken at the end of the third certificate year. The MVA interest rate at the time of the withdrawal for a subaccount with the appropriate duration ("B" in the market value adjustment formula) is assumed to be 8.2% in both examples.

EXAMPLE 1:  PARTIAL WITHDRAWAL

         Because of interest earned at the guaranteed rate of 6.0%, at the end of the third certificate year the subaccount value will be equal to $29,775.40. For a $5,000 partial withdrawal, the withdrawal charge would be equal to the withdrawal charge rate multiplied by the partial withdrawal amount:

                          0.06  x  $5,000  =       $300.00

         The $300.00 withdrawal charge would be deducted from the remaining subaccount value. In addition to a withdrawal charge, a market value adjustment of $190.10 would be deducted from the remaining subaccount value. Therefore, after the partial withdrawal, the remaining subaccount value would be $24,285.30 ($29,775.40 - $5,000 - $300 -
         $190.10). For more information on the market value adjustment, see Appendix A.

EXAMPLE 2:  FULL WITHDRAWAL

         As before, because of interest earned at the guaranteed rate of 6.0%, at the end of the third certificate year the subaccount value will be equal to $29,775.40. In order to determine the withdrawal charge on a full withdrawal of subaccount value, the net subaccount value must first be calculated. In this example, the net subaccount value will be equal to:

           Subaccount Value                      29,775.40
------------------------------------------ = ----------------- = $27,117.37
                                     n/365                   2
        1 + Current MVA Interest Rate                1 + .082
0.06 + (-----------------------------)       0.06 + (--------)
        1 + Issue MVA Interest Rate                  1 + .062

         The withdrawal charge would then be equal to the withdrawal charge rate multiplied by the net subaccount value:

                          0.06  x  $27,117.37      =        $1,627.04

         On a full withdrawal, the withdrawal charge would be deducted from the amount withdrawn. In addition to a withdrawal charge, a market value adjustment of $1,030.99 would be deducted from the withdrawal amount. Therefore, the net subaccount value of $27,117.37 would be paid on a full withdrawal ($29,775.40 - $1,627.04 - $1,030.99). For more information on the market value adjustment, see Appendix A.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses of the issuance and distribution of the Contracts, other than any underwriting discounts and commissions, are as follows:

         Securities and Exchange Commission Registration Fees . .  $    500.00
         Printing and engraving . . . . . . . . . . . . . . . . .    15,000.00
         Accounting fees and expenses . . . . . . . . . . . . . .    10,000.00
         Legal fees and expenses  . . . . . . . . . . . . . . . .    35,000.00
         Miscellaneous  . . . . . . . . . . . . . . . . . . . . .    10,000.00
                                                                     ---------
                 TOTAL EXPENSES . . . . . . . . . . . . . . . . .  $ 70,500.00
                                                                     =========

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The following provisions regarding the Indemnification of Directors and Officers of the Registrant are applicable:

AMENDED AND RESTATED BY-LAWS OF MERRILL LYNCH LIFE INSURANCE COMPANY, ARTICLE
VI

         Sections 1, 2, 3 and 4--Indemnification of Directors, Officers, Employees and Incorporators

Section 1. Actions Other Than by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer or employee of the Corporation, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

Section 2. Actions by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer or employee of the Corporation, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the Court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other Court shall deem proper.

Section 3. Right to Indemnification. To the extent that a director, officer or employee of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

Section 4. Determination of Right to Indemnification. Any indemnification under Sections 1 and 2 of this Article (unless ordered by a Court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, or employee is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 1 and 2 of this Article. Such determination shall be made (i) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders.

BY-LAWS OF MERRILL LYNCH & CO., INC.,

Section 2--Indemnification by Corporation

Any persons serving as an officer, director or trustee of a corporation, trust, or other enterprise, including the Registrant, at the request of Merrill Lynch are entitled to indemnification from Merrill Lynch, to the fullest extent authorized or permitted by law, for liabilities with respect to actions taken or omitted by such persons in any capacity in which such persons serve Merrill Lynch or such other corporation, trust, or other enterprise. Any action initiated by any such person for which indemnification is provided shall be approved by the Board of Directors of Merrill Lynch prior to such initiation.

DIRECTORS' AND OFFICERS' INSURANCE

Merrill Lynch has purchased from Corporate Officers' and Directors' Assurance Company directors' and officers' liability insurance policies which cover, in addition to the indemnification described above, liabilities for which indemnification is not provided under the By-Laws. The

Company will pay an allocable portion of the insurance premium paid by Merrill Lynch with respect to such insurance policy.

ARKANSAS BUSINESS CORPORATION LAW

In addition, Section 4-26-814 of the Arkansas Business Corporation Law generally provides that a corporation has the power to indemnify a director or officer of the corporation, or a person serving at the request of the corporation as a director or officer of another corporation or other enterprise against any judgments, amounts paid in settlement, and reasonably incurred expenses in a civil or criminal action or proceeding if the director or officer acted in good faith in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation (or, in the case of a criminal action or proceeding, if he or she in addition had no reasonable cause to believe that his or her conduct was unlawful).

ITEM 16.  EXHIBITS.

(a)
 Exhibits.
 1(a) Underwriting Agreement Between Merrill Lynch Life Insurance Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated. (To be filed by amendment.)

 2(a) Merrill Lynch Life Insurance Company Board of Directors Resolution in Connection With the Merger Between Merrill Lynch Life Insurance Company and Tandem Insurance Group, Inc. (Incorporated by Reference to Registrant's Post-Effective Amendment No. 4 to Form S-1 Registration No. 33-26322, Filed September 5, 1991.)

 2(b) Plan and Agreement of Merger Between Merrill Lynch Life Insurance Company and Tandem Insurance Group, Inc. (Incorporated by Reference to Registrant's Post-Effective Amendment No. 4 to Form S-1 Registration No. 33-26322, Filed September 5, 1991.)

 3(a) Articles of Incorporation of Merrill Lynch Life Insurance Company (Incorporated by Reference to Registrant's Form S-1 Registration No. 33-26322, Filed January 3, 1989.)

 3(b) By-Laws of Merrill Lynch Life Insurance Company (Incorporated by Reference to Registrant's Form S-1 Registration No. 33-26322, Filed January 3, 1989.)

 3(c) Articles of Amendment, Restatement and Redomestication of the Articles of Incorporation of Merrill Lynch Life Insurance Company (Incorporated by Reference to Registrant's Form S-1 Registration No. 33-46827,
         Filed March 30, 1992.)

 3(d) Amended and Restated By-laws of Merrill Lynch Life Insurance Company (Incorporated by Reference to Registrant's Form S-1 Registration No. 33-46827, Filed March 30, 1992.)

 4(a)    Modified Guaranteed Annuity Contract

 4(b)    Application for Modified Guaranteed Annuity Contract

 5 Opinion of Barry G. Skolnick, Esq. and Consent to its use as to the legality of the securities being registered (To be filed by amendment).

 10(a) Management Services Agreement Between Merrill Lynch Life Insurance Company and Family Life Insurance Company (Incorporated by Reference to Registrant's Form S-1 Registration No. 33-26322, Filed January 3, 1989.)

 10(b) General Agency Agreement Between Merrill Lynch Life Insurance and Merrill Lynch Life Agency, Inc. (Incorporated by Reference to Registrant's Pre-Effective Amendment No. 1 to Form S-1 Registration No. 33-26322, Filed February 23, 1989.)

 10(c) Amended Service Agreement Between Merrill Lynch Life Insurance Company and Merrill Lynch Insurance Group, Inc. (Incorporated by Reference to Registrant's Post-Effective Amendment No. 1 to Form S-1 Registration No. 33-60290, Filed March 31, 1994.)

 10(d) Indemnity Reinsurance Agreement Between Merrill Lynch Life Insurance Company and Family Life Insurance Group (Incorporated by Reference to Registrant's Post-Effective Amendment No. 2 to Form S-1 Registration No. 33-26322, Filed March 13, 1991.)

 10(e) Amendment No. 1 to Indemnity Reinsurance Agreement Between Merrill Lynch Life Insurance Company and Family Life Insurance Group (Incorporated by Reference to Registrant's Post-Effective Amendment No. 3 to Form S-1 Registration No. 33-26322, Filed April 24, 1991.)

 10(f) Assumption Reinsurance Agreement Between Merrill Lynch Life Insurance Company, Tandem Insurance Group, Inc. and Royal Tandem Life Insurance Company and Family Life Insurance Company (Incorporated by Reference to Registrant's Post-Effective Amendment No. 4 to Form S-1 Registration No. 33-26322, Filed September 5, 1991.)

 10(g) Amended General Agency Agreement Between Merrill Lynch Life Insurance Company and Merrill Lynch Life Agency Inc. (Incorporated by Reference to Registrant's Form S-1 Registration No. 33-46827, Filed March 30, 1992.)

 10(h) Indemnity Agreement Between Merrill Lynch Life Insurance Company and Merrill Lynch Life Agency Inc. (Incorporated by Reference to Registrant's Form S-1 Registration No. 33-46827, Filed March 30, 1992.)

 10(i) Management Agreement Between Merrill Lynch Life Insurance Company and Merrill Lynch Asset Management, Inc. (Incorporated by Reference to Registrant's Form S-1 Registration No. 33-46827, Filed March 30, 1992.)

 23(a) Written Consent of Sutherland, Asbill & Brennan LLP (To be filed by amendment).

 23(b) Written Consent of Deloitte & Touche LLP, independent auditors (To be filed by amendment).

 24(a) Power of Attorney from Joseph E. Crowne. (Incorporated by Reference to Registrant's Form S-1 Registration No. 33-58303, Filed March 29, 1995.)

 24(b) Power of Attorney from David M. Dunford. (Incorporated by Reference to Registrant's Form S-1 Registration No. 33-58303, Filed March 29, 1995.)

 24(c) Power of Attorney from Barry G. Skolnick. (Incorporated by Reference to Registrant's Form S-1 Registration No. 33-58303, Filed March 29, 1995.)

 24(d) Power of Attorney from Anthony J. Vespa. (Incorporated by Reference to Registrant's Form S-1 Registration No. 33-58303, Filed March 29, 1995.)

 24(e) Power of Attorney from Gail R. Farkas. (Incorporated by Reference to Registrant's Form S-1 Registration No. 33-58303, Filed March 26, 1996.)

(b)      Financial Statement Schedules.

                 None.


ITEM 17.  UNDERTAKINGS.

The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plainsboro, State of New Jersey, on this 13th day of August, 1997.


                 ATTEST:                            MERRILL LYNCH LIFE
                                                    INSURANCE COMPANY
                                                    (Registrant)

/s/ EDWARD W. DIFFIN, JR.                           By: /s/ BARRY G. SKOLNICK
----------------------------------------            -------------------------
         Edward W. Diffin, Jr.                      Barry G. Skolnick
         Vice President                             Senior Vice President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on this 13th day of August, 1997.

                 SIGNATURE                              TITLE
                 ---------                              -----

                      *                                 Chairman of the Board, President,
----------------------------------------------------    and Chief Executive Officer
         Anthony J. Vespa


                      *                                 Director, Senior Vice President, Chief
----------------------------------------------------    Financial Officer, Chief Actuary, and
         Joseph E. Crowne, Jr.                          Treasurer


                      *                                 Director, Senior Vice President, and
----------------------------------------------------    Chief Investment Officer
         David M. Dunford


                      *                                 Director and Senior Vice President
----------------------------------------------------
         Gail R. Farkas


*By:  /s/ BARRY G. SKOLNICK                             In his own capacity as Director, Senior
----------------------------------------------------    Vice President, General Counsel and
         Barry G. Skolnick                              Attorney-in-Fact

                                 EXHIBIT INDEX

(a)  Exhibits.

        EXHIBIT                 DESCRIPTION                         PAGE
        -------                 -----------                         ----

         [S]        [C]
         4(a)       Modified Guaranteed Annuity Contract
         4(b)       Application for Modified Guaranteed Annuity
                    Contract